UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                            Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PARAMOUNT GROUP

2025 | Proxy Statement & Notice of Meeting

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 15, 2025	Place:	1301 Avenue of the Americas, New York, New York
Time:	10:30 a.m., Eastern Time	Record Date:	You may vote if you were a stockholder of record as of the close of business on March 25, 2025.

To Our Fellow Stockholders,

On behalf of the entire Board of Directors (the “Board”) of Paramount Group, Inc. (NYSE: PGRE), we are pleased to present you with our 2025 Proxy Statement, and we invite you to attend our annual meeting of stockholders.

Items of Business:

1.	To elect the eight director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.
2.	To hold an advisory vote on named executive officer compensation.
3.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2025.

The proxy statement and our 2024 Annual Report to stockholders are available at http://www.proxyvote.com.

Senior Vice President, General Counsel and Secretary
By Order of our Board of Directors, Gage Johnson Senior Vice President, General Counsel and Secretary New York, New York April 3, 2025

TABLE OF CONTENTS

1	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
1	Who is entitled to vote at the annual meeting?
1	What is the purpose of the annual meeting?
1	What constitutes a quorum?
2	What vote is required to approve each proposal?
2	Can I change my vote after I submit my proxy card?
3	How do I vote?
3	How is my vote counted?
3	How does the Board recommend that I vote on each of the proposals?
4	What other information should I review before voting?
4	Who is soliciting my proxy?
4	Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
4	How can I change how I receive proxy materials in the future?
5	CORPORATE GOVERNANCE MATTERS
5	Corporate Governance Highlights
5	Stockholder Engagement
11	Corporate Governance Guidelines
11	Insider Trading Policy
11	Corporate Responsibility Commitment
12	Board Overview
13	Board Skills and Experience
13	Board Nominees Composition and Attributes
19	Director Independence
19	Director Compensation
21	Code of Business Conduct and Ethics
21	Communications with the Board
21	Audit Committee Complaint Procedures
22	Director Attendance at Annual Meetings
22	Identification of Director Candidates
23	Proxy Access
23	Annual Elections; Majority Voting
24	Anti-Hedging and Anti-Pledging Policy
24	Forum Selection
25	Minimum Stock Ownership Guidelines for Executive Officers and Directors
25	Risk Oversight
27	Director On-Boarding and Continuing Education
28	PROPOSAL 1: ELECTION OF DIRECTORS
37	EXECUTIVE OFFICERS

40	COMPENSATION DISCUSSION AND ANALYSIS
40	2024 Say-on-Pay Vote; Stockholder Outreach
42	Process for Determining Executive Compensation
42	Executive Compensation Philosophy
43	2023 Incentive and Retention Plan: Front-Loaded Equity Awards
43	2024 vs. 2023 Total Target Compensation
44	2024 Compensation Program
45	Compensation Best Practices
46	Peer Group Benchmarking
48	CEO Pay-for-Performance Alignment
50	Elements of Our Compensation Program
67	Roles of the Compensation Committee, Compensation Consultant and Management
67	Other Compensation Policies and Practices
72	Compensation Committee Report
73	COMPENSATION OF EXECUTIVE OFFICERS
73	Summary Compensation Table
75	2024 Grants of Plan-Based Awards
77	Outstanding Equity Awards at Fiscal Year-End 2024
80	2024 Option Exercises and Stock Vested
81	Employment Agreements
82	Executive Severance Plan
82	Incentive and Retention Plan Awards
83	Potential Payments Upon Termination or Change in Control
85	PEO Pay Ratio
86	Pay Versus Performance
92	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
96	PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
97	PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
97	Fee Disclosure
98	Pre-Approval Policies and Procedures of our Audit Committee
99	AUDIT COMMITTEE REPORT
100	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
100	HT Consulting GmbH
100	Aircraft Services
100	Weingut Karthauserhof KG
100	Kramer Design Services
100	Mannheim Lease
101	1633 Broadway and 1325 Avenue of the Americas Leases
101	Management Agreements
101	Waiver of Ownership Limit
101	Review and Approval of Future Transactions with Related Persons
102	OTHER MATTERS
102	Solicitation of Proxies
102	Director Nominations for Inclusion in our 2026 Proxy Materials (Proxy Access)
102	Stockholder Proposals
103	Attendance at the Meeting
103	Householding of Proxy Materials
103	Meeting Contingency Plans
104	Other Matters

2025 Proxy Statement | i

PARAMOUNT GROUP, INC.

1633 Broadway, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2025 annual meeting of stockholders to be held on Thursday, May 15, 2025, at 10:30 a.m., Eastern Time, at 1301 Avenue of the Americas, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about April 3, 2025.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 25, 2025, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

Proposal 1	FOR each Director nominee
The election of the eight director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2	FOR
The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

Proposal 3	FOR
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 25, 2025, there were 219,225,083 shares of common stock outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

2025 Proxy Statement | 1

QUESTIONS AND ANSWERS ABOUT THE MEETING

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee (“NCGC” or “Nominating and Corporate Governance Committee”) is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters – Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of votes cast with respect to the proposal is required for approval of each of Proposal 2 and Proposal 3. In respect of Proposal 2 and Proposal 3, abstentions and broker non-votes will have no effect on the votes for these proposals. Furthermore, the vote for Proposal 2 is advisory and not binding on the Board or the Company in any way.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

●	filing a written notice revoking the proxy with our Secretary at our address;
●	properly submitting to us a proxy with a later date; or
●	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee -- that is, in “street name” -- only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

How do I vote?

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the control number included in your Proxy Card.	Dial toll-free 1-800-690-6903. You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.	Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the election of Albert Behler, Frederic Arndts, Martin Bussmann, Karin Klein, Mark Patterson, Hitoshi Saito, Paula Sutter and Greg Wright as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
●	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement; and
●	FOR Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement | 3

QUESTIONS AND ANSWERS ABOUT THE MEETING

What other information should I review before voting?

Our 2024 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2024, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2024 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which contains additional information about the Company, on our website at www.pgre.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations. The 2024 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights

	Stockholder Rights		Structural Protections
✓	Annual Election of All Directors	✓	7 of 8 Director Nominees are Independent
✓	Majority Voting for Directors in Uncontested Elections, with Mandatory Director Resignation Policy	✓	Lead Independent Director
✓	Annual Say-on-Pay Voting	✓	Executive Sessions without Management
✓	No Stockholder Rights Plan (Poison Pill)	✓	Board and Committee Risk Oversight
✓	Proxy Access (3/3/20 up to the greater of 2 Directors or 20% of the Board)	✓	Minimum Stock Ownership Guidelines for Directors and Executive Officers
✓	Right to Select Federal Forum in any State to Bring Federal Securities Actions	✓	Code of Business Conduct and Ethics for Directors and Employees
✓	Stockholder Right to Amend Bylaws	✓	Annual Board and Committee Self Evaluations
✓	Policy on Company Political Spending	✓	Anti-Hedging and Anti-Pledging Policies
✓	Frequent and Robust Stockholder Engagement Efforts	✓	Clawback Policy

Stockholder Engagement

The Board and management believe that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics affecting our business. Historically, we have done that on a regular basis throughout the year as management engages in communications with our investors to ensure that management and the Board understand and consider the issues that are important to our stockholders. For example, in 2024, in addition to the public question and answer sessions occurring immediately after our four earnings calls, we presented at industry conferences and held non-deal road shows where we met with 109 investors over the course of the year. These investors and analysts heard presentations from our senior management about all aspects of our business including business results and initiatives, strategy, and capital structure (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at www.pgre.com). Each quarter, our chairman summarizes these meetings and any feedback received for our Board.

Since late 2021, we have also been reaching out to the stewardship teams of many of our larger stockholders on an annual basis, in part to help ensure that we are appropriately engaging on non-economic issues, such as those which drive our sustainability performance as well. The genesis for this was the Board wanted the Company to specifically engage with stockholders on any issues that may have contributed to lower support for directors or other proposals in the past. The charge for us, in a word, was to “listen,” and we did.

What we have heard, then and since, and the Board-level discussions that these conversations have engendered, have caused us to make a number of meaningful changes to various of our corporate governance practices and related disclosures over the years, as well as to enhance and to continue focus on our overall Board composition to help ensure that we continue to have an appropriate level of diverse skills and backgrounds represented on the Board as market forces change and the risks we face evolve.

This year’s outreach discussions were again primarily led on behalf of the Board by Greg Wright, an independent director and the Chair of our Compensation Committee who has also served on our Nominating and Corporate

2025 Proxy Statement | 5

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Governance Committee. Mr. Wright worked with our senior management team and investor relations professionals and offered to meet with the governance teams of each of our top institutional stockholders based on information publicly available. Between December 2024 through March 2025, we met (or offered to meet) with major investors representing just over 50% of our outstanding common stock (excluding stockholders represented on, or affiliated with stockholders represented on, our Board), and nearly all of our stockholders with over 1% of our outstanding shares.

While these conversations initially focused on our sustainability performance in general, they also gave us an opportunity to listen for whatever else was “top of mind” for these stockholders. This year, for example, we had the opportunity to also address our decisions relating to director attendance and our compensation approach in light of the fact that our say-on-pay vote at our May 2024 annual meeting did not receive support from a majority of the votes cast. Succession planning was another topic that arose frequently this year during these discussions.

We have again summarized in the table below the major topics discussed with our stockholders and our responses.

WHAT WE HEARD	WHAT WE DID
Board Strategy and Risk Oversight; Onboarding, Etc.
● Several stockholders asked us to discuss how we approach risk management, and there was also continued interest in our cybersecurity program, in particular.
●
We were able to describe how oversight responsibility starts with our Board and has been delegated in relevant part to the Audit Committee via its charter provisions to lead enterprise risk management, and certain specific risks such as cybersecurity. For more information, including our escalation and internal reporting protocols, see “Risk Oversight” below, and our Annual Report on Form 10-K, Item 1C. “Cybersecurity—Governance Related to Cybersecurity Risks” and “—Cyber Risk Management and Strategy.”

●
One stockholder inquired about how we conduct onboarding of new Board members and conduct self-evaluations to ensure that the Board is appropriately educated to perform its job and then able to make resource and other adjustments as needed.

●
We explained how our new directors receive key background materials and policies (Form 10-K, Proxy Statements, Supplemental Information, Code of Business Conduct and Ethics, etc.) prior to starting service and are offered briefings by management staff as well as formal training from our outside advisors (e.g., through our auditors for potential members of the Audit Committee) and, in some cases, are assigned informal mentors on the Board. See “Director On-Boarding and Continuing Education” below.
●
We described our annual self-evaluation process, which currently consists of requiring each director and Board committee member to anonymously fill out a detailed written questionnaire covering each area of their responsibility on a five point Lichert scale, focusing on internal process as well as substance. These are then compiled and discussed by the Board and each committee to help focus the Board on areas that might require additional attention, if any.

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Board Composition and Director Attendance Expectations
●
Stockholders continued to be supportive of the process we follow generally when considering director nominees, including the use by our NCGC of a background and skills matrix to help ensure an appropriate diversity of skills and thought leadership on our Board, as well as our robust disclosures concerning these factors.
● We will continue to follow this process and disclose the rationale for why we believe each of our nominees for director is an appropriate choice, individually and as part of the whole Board.
●
Several stockholders indicated that they had withheld support for Ms. Katharina Otto-Bernstein at our annual meeting in May 2024 given that Ms. Otto-Bernstein had attended fewer than 75% of the Board’s meetings the prior year, a threshold which causes some proxy advisory firms to automatically recommend against incumbent directors. They asked us to explain why, after Ms. Otto-Bernstein had tendered her resignation after receiving only 49.7% of the vote—as she was required to do under our Corporate Governance Guidelines—the Board chose unanimously to reject her resignation.

●
We explained the extenuating circumstances that prevented Ms. Otto-Bernstein from attending two of our five meetings held in 2023 and the other factors which led our NCGC and, in turn, the Board to consider it inappropriate to accept her resignation in May 2024, notwithstanding the less than majority of votes cast support for her reappointment to the Board:
o
Ms. Otto-Bernstein is our third largest individual stockholder and owns, together with her extended family, the largest block of our outstanding shares, currently around 19%. In connection with our initial public offering in 2014, the Company agreed to grant the Otto family a contractual right, subject to certain conditions, to nominate three members of our Board, including Ms. Otto-Bernstein, which they have exercised each year. She is “independent” under all applicable New York Stock Exchange (“NYSE”) standards. Thus, her interests are overwhelmingly aligned with those of our stockholders.
o
Ms. Otto-Bernstein has been an active and outspoken member of the Board for nearly a decade. Given her family’s history with us, she is uniquely familiar with our assets and our overall business. The Board thus strongly believed that retaining Ms. Otto-Bernstein as an effective independent voice on our Board was in the best interests of the Company and its stockholders.
o
There were five Board meetings held in 2023. Ms. Otto-Bernstein was unable to attend two of those five meetings due to unavoidable personal conflicts – the first involving her children’s graduations, the second involving a family medical issue requiring her presence elsewhere at the time of the meeting. If she had been able to attend either one of these meetings, she would have had an 80%

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CORPORATE GOVERNANCE MATTERS

attendance record. The Board took into account that in all her other many years of service on the Board, Ms. Otto-Bernstein has attended the vast majority of all Board meetings, whether scheduled or unscheduled.
o
In 2024 Ms. Otto-Bernstein’s attendance rebounded to its prior levels, and we remain confident based on our conversations with certain stockholders that most of our stockholders will concur that we acted appropriately in not accepting the resignation of a valued director under the circumstances presented.
o
As we previously publicly disclosed on March 28, 2025, Ms. Otto-Bernstein notified the Board of her decision to retire from the Board and not to stand for re-election as a director at the 2025 annual meeting. Ms. Otto-Bernstein will continue to serve as a member of the Board until the 2025 annual meeting.

●
Several stockholders inquired about our succession planning for members of the Board, and one stockholder suggested that we might consider expanding the size of our Board to 10 or 11 directors to help ensure all skills are covered and also to reduce the committee service burden on some of our existing directors.

●
We were able to describe how we view director succession, which has resulted in controlled refreshment over several years to bring in directors with a variety of strengths and experiences in addition to real estate experience, such as experience in the technology and retail industries.
●
We noted that the NCGC had, after review and consideration, recommended that we keep the size of and composition at its then current level. We anticipate that the size and composition of our Board will be reduced to eight directors, including seven independent directors, in light of Katharina Otto-Bernstein not standing for re-election at the 2025 annual meeting. We believe that this composition sufficiently enables us to reflect the appropriate skillset and committee coverage for our Company

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Compensation Program
●
Stockholders generally understood our desire to ensure continued engagement and retention of employees to drive long-term value creation during a period of significant market volatility and uncertainty, and they were generally supportive of the design and structure of the Incentive and Retention Plan.
●
However, several were not in favor of the acceleration into 2023 (i.e., “front-loading”) of equity grants that would normally have been granted in early 2024 and 2025, and that this was the primary driver of their “against” vote for the Say-on-Pay resolution

●
We had an opportunity to answer questions about the Incentive and Retention Awards so stockholders could better understand the unique set of circumstances that drove the Compensation Committee to front-load these grants and how the awards are intended to reward value creation.
●
We reiterated our commitment to not making any long-term equity awards to named executive officers until 2026, and we have followed through with this commitment: no long-term equity awards were provided to named executive officers in 2024, and none have been or will be provided in 2025.
●
Furthermore, our Compensation Committee expects that, starting in 2026, it will resume our prior practice of making balanced long-term incentive grants on an annual basis, and will not make outsized, “front-loaded” grants in the future absent extraordinary circumstances, and will provide appropriate transparency to our stockholders in advance of any such future awards, should any such extraordinary circumstance arise.

Succession Planning
● One stockholder asked about Chief Executive Officer (“CEO” or “Chief Executive Officer”) succession planning.	● We explained that our NCGC is charged with discussing this matter on a regular basis.
Share Repurchase Program
● Several stockholders and analysts have asked about the likelihood of share repurchases, and one stockholder suggested that the Company repurchase shares.
●
As previously announced, we have a share repurchase program in place that still has some limited capacity remaining. In the current market environment, we have generally favored preserving our cash position, and we believe we have flexibility to deal with market developments and intend to continue monitoring the market.

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CORPORATE GOVERNANCE MATTERS

Other Corporate Responsibility Matters
●
Stockholders continued to be complementary of our overall performance in the area of corporate responsibility, where we have been recognized as a clear industry leader based on the relatively high ratings that we have achieved now for several years, particularly in terms of environmental and sustainability.

●
For more information on these practices, please see our past Corporate Responsibility Reports at www.pgre.com, and the report we expect to release in 2025. These reports are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement.

We appreciate the time our stockholders spent engaging with us, and the candor of those discussions. Our goal is to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Under the Corporate Governance Guidelines, the Company will not adopt a stockholder rights plan unless the Company’s stockholders approve in advance the adoption of a plan or, if adopted by the Board, the Company will submit the stockholder rights plan to its stockholders for a ratification vote within 12 months of adoption or the plan will terminate. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Investors–Corporate Governance” section of our website at www.pgre.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Insider Trading Policy

We have adopted an insider trading policy which governs the purchase, sale and other dispositions of our securities that applies to all our directors, officers, employees and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. In addition, with regard to the Company’s trading in its own securities, the Company has implemented processes to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Corporate Responsibility Commitment

We are dedicated to corporate responsibility stewardship as an essential part of our mission to build a successful business and to shape the communities we serve throughout our portfolio, in addition to our workplace community. To learn more about our corporate responsibility initiatives, please visit the “Sustainability” section of our website at www.pgre.com, which includes links to our latest Corporate Responsibility Report, a list of awards we have achieved as an environmental leader, and other important policies in this area such as our Human Rights Policy, Environmental Policy, Policy on Company Political Spending and Vendor Code of Conduct. The information found on, or otherwise through, our website is not incorporated by reference into, nor does it form a part of, the proxy statement.

Our Sustainability Committee consists of a diverse group of leaders from each department including our Senior Vice President, Energy and Sustainability. The committee is chaired by Gage Johnson, our Senior Vice President, General Counsel and Secretary, and operates under a formal charter, reporting on a regular basis to our Audit Committee, which the Board has vested with oversight responsibility for all environmental and social matters, including sustainability, corporate social responsibility, and health and safety. While our annual Corporate Responsibility Reports (and prior to that, Sustainability Reports, etc.) may report on governance matters as well, these are overseen by our Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS

Board Overview

The following pages provide information about our Board and new director nominee standing for election, or re-election, as applicable, at the 2025 Annual Meeting.

	DIRECTOR		COMMITTEES
NAME/AGE/INDEPENDENCE	SINCE	POSITION(S)	AC	COMP	NCG	IFC
Albert Behler, 73	Chairman since 2014	Chairman, Chief Executive Officer and President				C
Frederic Arndts, 48 Independent	New Nominee	Director Nominee
Martin Bussmann, 73 Independent	2016	Director		●	C
Karin Klein, 53 Independent	2016	Director	●
Mark Patterson, 64 Independent	2018	Director	●		●
Hitoshi Saito, 72 Independent	2022	Director
Paula Sutter, 57 Independent	2022	Director	C	●
Greg Wright, 60 Independent	2020	Director		C

Chair C Member   ●

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CORPORATE GOVERNANCE MATTERS

BOARD SKILLS AND EXPERIENCE

The Board believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company's business and structure. In order to attribute various skills, experience levels and demographic characteristics of the director nominees, the Company has followed both objective and subjective criteria striving first to use objective criteria for each category based on information collected from each director nominee. Each director nominee is then given an opportunity to comment on their assigned attributes for potential revision. While all of these factors were considered by the Board with respect to each director nominee, the following table does not encompass all the experience, qualifications, attributes or skills of our director nominees. More information on each director nominee's qualifications and background is included in the director nominee biographies beginning on page 29.

Skills and Experience	Arndts	Behler	Bussmann	Klein	Patterson	Saito	Sutter	Wright
Company Knowledge		●	●	●	●	●	●	●
Other Public Co. Board Experience				●	●	●	●
Real Estate Industry Experience	●	●	●	●	●	●		●
Other Industry Experience	●	●	●	●		●	●
Senior Leadership (as CEO or Business Unit Head)	●	●	●	●	●	●	●	●
International	●	●	●		●	●	●
Human Capital Management			●	●	●	●		●
Finance/Capital Allocation /Investment Activity	●	●	●	●	●			●
Accounting/Financial Literacy	●	●	●	●	●	●	●	●
Marketing/Sales		●	●				●
Environmental Science/ Sustainability		●	●	●		●	●
Academia/Education				●
Risk Management/ Legal		●	●
Corporate Governance			●	●	●	●	●	●
Technology/Systems				●
Business Ethics	●	●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●
Capital Mkts/Inv. Banking					●			●

BOARD NOMINEES COMPOSITION AND ATTRIBUTES

7 of 8	5.7 YEARS	63 YEARS
INDEPENDENT	AVERAGE	AVERAGE
DIRECTORS	TENURE	AGE

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CORPORATE GOVERNANCE MATTERS

Board Leadership

Leadership Structure

Our Board currently is comprised of eight independent directors (two of whom are not standing for reelection at the annual meeting) and one non-independent director. Should Mr. Arndts be elected to the Board, he would be an independent director. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 30 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is currently Martin Bussmann. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;
●	serving as liaison between the Chairman and the independent directors;
●	approving information sent to our Board;
●	approving Board meeting agendas;
●	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
●	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

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CORPORATE GOVERNANCE MATTERS

Board Committees and Attendance

The Board held six meetings during fiscal year 2024, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served.

The Board currently has the following four standing committees:

●	Audit Committee;
●	Compensation Committee;
●	Nominating and Corporate Governance Committee; and
●	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the NYSE listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.pgre.com under the “Investors–Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

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CORPORATE GOVERNANCE MATTERS

Audit	Members: Paula Sutter (Chair) Karin Klein Mark Patterson	Meetings: 4

The Audit Committee currently consists of Paula Sutter (Chair), Karin Klein and Mark Patterson, each of whom is an independent director. The Board has determined that Karen Klein qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each Audit Committee member is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•

our accounting and financial reporting processes;

•

the integrity of our consolidated financial statements;

•

our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements;

•

the performance of our internal audit function;

•

our overall risk assessment and management (including enterprise risk and cybersecurity); and

•

certain environmental and sustainability matters and issues related to social responsibility.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held four meetings during fiscal year 2024.

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CORPORATE GOVERNANCE MATTERS

Compensation	Members: Greg Wright (Chair) Martin Bussmann Paula Sutter	Meetings: 6

The Compensation Committee currently consists of Greg Wright (Chair), Martin Bussmann and Paula Sutter, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation of other senior officers;

•

reviewing our executive compensation policies and plans;

•

implementing and administering our incentive compensation and equity-based plans;

•

assisting management in complying with our proxy statement and annual report disclosure requirements;

•

producing a report on executive compensation to be included in our annual proxy statement; and

•

reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee held six meetings during fiscal year 2024.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance	Members: Martin Bussmann (Chair) Thomas Armbrust Mark Patterson	Meetings: 13

The Nominating and Corporate Governance Committee currently consists of Martin Bussmann (Chair), Thomas Armbrust and Mark Patterson, each of whom is an independent director. Mr. Armbrust will not be standing for reelection at the 2025 annual meeting. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•

identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•

developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•

reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•

recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;

•

annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•

annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held thirteen meetings during fiscal year 2024.

Investment and Finance	Members: Albert Behler (Chair) Thomas Armbrust	Meetings: 3

The Investment and Finance Committee currently consists of Albert Behler (Chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Mr. Saito would serve in his place. Mr. Armbrust will not be standing for reelection at the 2025 annual meeting. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company.

The Investment and Finance Committee held three meetings during fiscal year 2024.

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CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management, that each of the following directors and the director nominee has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Frederic Arndts, Martin Bussmann, Karin Klein, Mark Patterson, Hitoshi Saito, Paula Sutter and Greg Wright. Some of the relationships considered by our Board are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.” The Board considered certain transactions and relationships, including (1) for Dr. Bussmann, a lease of space at 712 Fifth Avenue to a subsidiary of a trust for which Dr. Bussmann was, prior to December 12, 2022, a trustee of the trust and a director of the trust subsidiary, and for which his children remain as beneficiaries, (2) for Mr. Wright, his prior relationship with the Company in his former role at Bank of America Merrill Lynch, which was the lead investment bank for the Company’s initial public offering ,(3) for Mr. Saito, his prior service as a member of the Advisory Board of the Company’s operating partnership and (4) for Mr. Arndts, his position as managing director for certain Otto family business entities and his authority over those entities through his role at his current employer.

Director Compensation

The Board has established a compensation program for our non-employee directors. Our Compensation Committee reviews our director compensation at least annually and makes recommendations to the Board based on its review.

We pay the following fees to our non-employee directors on a quarterly basis, in cash, except as noted below:

●	an annual retainer of $75,000;
●	an additional annual retainer of $50,000 to our Lead Independent Director;
●	an additional annual retainer of $25,000 to our Audit Committee chair, $20,000 to the Compensation Committee chair and $15,000 to the Nominating and Corporate Governance Committee chair; and
●	an additional annual retainer of $5,000 to each committee member (excluding members of the Investment and Finance Committee).

We will also reimburse each of our directors for travel expenses incurred in connection with attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

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CORPORATE GOVERNANCE MATTERS

In December 2022, the Board adopted a Non-Employee Director Compensation Plan (as most recently amended, the “Director Compensation Plan”) which sets forth the annual cash retainers listed above, and the amount and vesting terms of the annual equity grants payable to our non-employee directors. With regard to the annual retainer of $75,000, the Director Compensation Plan also provides that each non-employee director may elect, on or before December 31 of each year, to receive such retainer in cash or equity (i.e., time-based LTIP units (“T-LTIP units”) or shares of restricted common stock as indicated below) in lieu of cash, which would typically be granted the following year on December 15, with the number of shares or units being calculated by dividing the amount of the annual cash retainer by the closing market price of the Company’s common stock on the grant date.

In order to encourage our non-employee directors to acquire a significant equity stake in the Company and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors T-LTIP units or shares of restricted common stock under our equity incentive plan with a value of $120,000 which will vest upon the earlier of the anniversary of the date of the grant or the next annual stockholder meeting.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Total
Thomas Armbrust	$ 80,000		$ 120,000	$ 200,000
Martin Bussmann	145,000		108,000	253,000
Karin Klein	80,000	(2)	108,000	188,000
Katharina Otto-Bernstein	75,000		108,000	183,000
Mark Patterson	83,125		108,000	191,125
Hitoshi Saito	75,000		120,000	195,000
Paula Sutter	95,625		108,000	203,625
Greg Wright	95,000	(2)	108,000	203,000
Peter Linneman(3)	39,375		-	39,375

(1)	On May 16, 2024, we granted 25,000 T-LTIP units to each of Messrs. Bussmann, Patterson and Wright and Mmes. Klein, Otto-Bernstein and Sutter, and 25,000 shares of restricted stock to Messrs. Armbrust and Saito, under our 2024 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2025 annual meeting. Amounts shown reflect the aggregate grant date fair value of T-LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, each of Messrs. Bussmann, Patterson and Wright and Mmes. Klein, Otto-Bernstein and Sutter held 25,000 unvested T-LTIP units that had been granted by us as director compensation. As of December 31, 2024, Messrs. Armbrust and Saito held 25,000 unvested shares of restricted stock that had been granted by us as director compensation.

(2)	Includes annual cash retainer of $75,000, which was exchanged for 15,213 vested LTIP units that were granted on December 16, 2024, based on an election made by the respective non-employee director in December 2023.

(3)	Dr. Linneman served as director until the 2024 annual stockholder meeting held on May 16, 2024.

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CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee, and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.pgre.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website in our Stockholder Communications Policy, which can be found in the “Investors–Corporate Governance” section or as may be otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.pgre.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

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CORPORATE GOVERNANCE MATTERS

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors attended, in person or by teleconference, the annual meeting of stockholders held on May 16, 2024, except Mr. Bussmann, who was not able to attend due to health issues.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and has a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In this regard, the committee has considered the skills and experiences of each director candidate as set forth above under “Board Skills and Experience”.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. In this regard, the Nominating and Corporate Governance Committee’s procedures require it to ensure to the greatest extent practicable that the pool of prospective candidates that it considers to fill any vacancy or additional director position includes one or more female candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity or racial/ethnic diversity, respectively.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler and Frederic Arndts have been designated for nomination to our Board pursuant to the stockholders agreement.

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CORPORATE GOVERNANCE MATTERS

Proxy Access

As part of our commitment to corporate governance, in February 2022, we amended our bylaws to adopt a proxy access right for stockholders, pursuant to which a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, may include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

●	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock continuously for at least the prior three years;
●	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholder or group does not presently have such intent; and
●	provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two directors or 20% of the number of directors then in office.

The full text of our Seventh Amended and Restated Bylaws, which incorporates these proxy access provisions, was filed as Exhibit 3.1 to a Form 8-K which we filed on August 4, 2023, in connection with a subsequent revision to our bylaws, among other things.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision.

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CORPORATE GOVERNANCE MATTERS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges in place with respect to our stock. Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, directly or indirectly, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Forum Selection

We adopted an exclusive forum provision under Article XV of our bylaws at the time of our initial public offering in 2014. Since that time, Maryland has adopted a statute which statutorily confirms the acceptability of such provisions. Section 2-113 of the Maryland General Corporation Law (the “MGCL”), which became effective October 1, 2017, expressly provides that the charter or bylaws of a Maryland corporation may require that an “Internal Corporate Claim” (as defined below) be brought only in courts sitting in one or more jurisdictions specified in the charter or bylaws but must include the state and federal courts sitting in Maryland.

“Internal Corporate Claim” means a claim, including a claim brought by or in the right of a corporation: (a) based on an alleged breach by a director, an officer or a stockholder of a duty owed to the corporation or to the stockholders or breach by a director of a standard of conduct applicable to the director; (b) arising under the MGCL; or (c) arising under the charter or bylaws of the corporation.

Under our bylaws, as these provisions were amended by our Board in February 2021, derivative claims, Internal Corporate Claims, and all actions against the corporation, its directors, officers or employees must be brought in Maryland state court (or Maryland federal court if for some reason the state court does not have jurisdiction), and actions alleging violations of the Securities Act of 1933, as amended, can only be brought in federal, not state, court, but can be brought anywhere in the United States. These provisions apply unless we consent otherwise.

We believe that our forum selection provision in our bylaws balances competing interests fairly, granting our stockholders an opportunity to bring actions in our name or against us, but requiring use of courts which are likely to be most familiar with the issues, thus discouraging forum shopping, preserving our resources and ensuring access to justice in a manner we believe is appropriate. During various of our stockholder outreach discussions, we had an opportunity to discuss this provision with our major stockholders, and we believe that the vast majority of them are supportive of our approach.

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CORPORATE GOVERNANCE MATTERS

Minimum Stock Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and T-LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, time-based AOLTIP units (“T-AOLTIP units”) and performance-based AOLTIP units (“P-AOLTIP units”) and unearned performance-based LTIP units (“P-LTIP units”). Each executive officer who was already employed by the Company when the guidelines were adopted in February 2016 was required to achieve the minimum equity investment within five years, by February 23, 2021, and did so. For each officer subsequently appointed, he or she must achieve the minimum level of equity within five years of the date of such officer’s appointment, and until such time as the executive officer achieves such minimum, he or she must retain 50% of the value of any vested award, net of taxes.

We have also adopted minimum stock ownership guidelines for our independent directors. These guidelines require our directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each independent director who was serving when the guidelines were adopted was required to achieve the minimum equity investment by February 23, 2021, and did so. Those who were elected after the policy was adopted in February 2016 have five years from the date of their initial election to our Board to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated oversight of the Company’s risk management process to the Audit Committee. Among its duties, the Audit Committee reviews with management (i) the Company’s policies with respect to risk assessment and management of risks that may be material to the Company, including cybersecurity and enterprise risk management, (ii) the Company’s system of internal controls over financial reporting and (iii) the Company’s compliance with legal and regulatory requirements. During a typical quarterly meeting, the Audit Committee will invite one of the Company’s functional department heads (Leasing, Human Resources, Information Technology, Property Management, etc.) to present an overview of their operations, including staffing and risks inherent in each functional area, and how these are managed. In this way, the committee garners a good understanding of how risks arise throughout the business and what management’s mitigation strategies are. Periodically, the Audit Committee will also engage external firms to provide additional diligence and analysis. For example, the Audit Committee has in the past reviewed one or more third-party assessments of our cybersecurity program and reported these results to the Board.

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CORPORATE GOVERNANCE MATTERS

The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends, and at least annually reviews with the Company’s general counsel and compliance officer, who reports to the Chairman, Chief Executive Officer and President in these roles, the Company’s compliance with legal and regulatory requirements, including its annual training program covering, among other things, the Code of Business Conduct and Ethics, the Insider Trading Policy, and the process for employees to file complaints for potential investigation by the legal department or outside advisors, as warranted.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and in achieving the Company’s goals that may be inherent in its compensation program.

Our other Board committees also consider and address risk as they perform their respective committee responsibilities. For example, the Investment and Finance Committee will regularly consider upcoming debt maturities of the Company and its subsidiaries, and any associated derivatives in place and hedging policies and procedures related thereto. When potential acquisitions, dispositions, or financings within its jurisdiction are presented to the committee, or to the Board, risks inherent in these transactions (e.g., market risks, leasing risks, financing risks, counterparty risks) are explicitly identified, as appropriate, so that each risk which can be mitigated can be properly dealt with and appropriate conditions imposed to the consummation of each transaction.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels. On an approximately biennial basis, this includes requiring selected managers to complete a formal survey of common risk topics that are ranked by potential likelihood and impact, with the most important topics then further dimensioned by management and assigned to one or more specific senior executives for mitigation and monitoring by the Chief Executive Officer, Chief Operating Officer and Audit Committee, as needed.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

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CORPORATE GOVERNANCE MATTERS

Director On-Boarding and Continuing Education

Pursuant to our Corporate Governance Guidelines, the Board has an orientation and on-boarding program as part of its effort to integrate new directors in their role and familiarize them with the Company. We also provide continuing education for all directors.

For new directors, our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry acquired before joining the Board. Materials provided to new directors include information on the Company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, the Insider Trading Policy, and other key policies and practices. New directors are typically already familiar with the members of our Nominating and Corporate Governance Committee, but also meet with the Chairman, Chief Executive Officer and President before their first Board meeting and may also be assigned an existing director as a mentor. New Audit Committee members are provided with orientation materials targeted to that role provided by representatives from our independent registered accounting firm.

For all directors, representatives of management brief the Board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of Board and committee meetings and other Board discussions. Our focus is on items necessary to enable the Board to consider effectively longer-term strategic issues and topics that address their fiduciary responsibilities. For example, during 2021, the Board received a presentation from our Chief Information and Technology Officer on our cybersecurity protection program and then, as referenced above, the Audit Committee, which has been charged by our Board with overseeing cybersecurity risk, in each of 2022, 2023 and 2025, reviewed results from third-party assessments of various aspects of our cybersecurity program maturity and reported these results to the Board. In other years, directors have been briefed on the status of the San Francisco real estate market, capital market activities in the REIT sector and updates and refreshers in relevant areas of law.

The Audit Committee devotes time to educating committee members about various operational risk as well as new accounting rules and standards, and other topics necessary to having a good understanding of our accounting practices and financial statements. The Nominating and Corporate Governance Committee regularly receives memoranda sourced by its chairperson or briefings by legal advisors on topics such as governance trends. All of our directors are invited for tours of our properties, typically in the city where a Board meeting is occurring, or after a new acquisition.

Our Board’s engagement in the Company’s business, such as these on-site visits at our properties, provides it with useful information and perspectives.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of nine members. Each member of the Board is serving (or will serve) for a term of one year and until his or her successor is duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, and unless our bylaws are amended, more than ten. Thomas Armbrust and Katharina Otto-Bernstein will not be standing for re-election at the 2025 annual meeting and as a result the Board has nominated Frederic Arndts and anticipates reducing the number of directors on the Board to eight directors following the 2025 annual meeting.

At the 2025 annual meeting, all of the directors will be elected to serve until the 2026 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors:

● Albert Behler ● Frederic Arndts ● Martin Bussmann ● Karin Klein	● Mark Patterson ● Hitoshi Saito ● Paula Sutter ● Greg Wright

Each of these nominees, other than Frederic Arndts, is a current director of the Company. Mr. Arndts was designated as a director nominee by the Otto family pursuant to their stockholders agreement with the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2025 annual meeting, based upon information furnished by each director. The biographical information together with the table presented above under “Board Skills and Experience” and “Board Nominees Composition and Attributes,” includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	73	Chairman, Chief Executive Officer and President
Frederic Arndts	48	Director Nominee
Martin Bussmann	73	Director
Karin Klein	53	Director
Mark Patterson	64	Director
Hitoshi Saito	72	Director
Paula Sutter	57	Director
Greg Wright	60	Director

DIRECTOR NOMINEES

ALBERT BEHLER
Director since 2014 Age 73 Chairman, Chief Executive Officer and President; Chair, Investment and Finance Committee

Biography

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our Company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the American Council on Germany’s Business Advisory Committee; and a member of the board of directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Urban Land Institute, the Executive Committee of the Greenprint Foundation and the board of directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE).

Qualifications

Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

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PROPOSAL 1: ELECTION OF DIRECTORS

FREDERIC ARNDTS
Director Nominee Age 48 Member of the Management Board, CURA Vermögensverwaltung

Biography

Mr. Arndts is a new nominee for election to our Board at the 2025 annual meeting. Mr. Arndts is a member of the Management Board of KG CURA Vermögensverwaltung G.m.b.H. & Co. (“CURA”), the asset management company of the Otto family. His main responsibilities at CURA include corporate structuring, financing and optimization of investments, as well as controlling subsidiaries. Before joining CURA in October 2010, Mr. Arndts worked in the auditing department of Ernst & Young, Berlin, Germany, where he was responsible for auditing multinational corporations, including one of the leading listed real estate companies in Europe.

Qualifications

Mr. Arndts studied Business Administration and received his Master of Business Administration from the Humboldt University of Berlin, Germany. His studies focused on the areas of auditing, finance and banking. In 2010, Mr. Arndts successfully passed the German Public Auditor exam. Mr. Arndts was selected to serve on our Board based on, among other things, his background in real estate, finance, investment planning and asset management.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARTIN BUSSMANN
Director since 2016 Age 73
Former Trustee, Mannheim Trust; Lead Independent Director, Chair, Nominating and Corporate Governance Committee, Member, Compensation Committee

Biography

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann served as a director and trustee of the Mannheim Trust in New York from 1998 to December 2022, where he was responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. During that period, he also served as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and, after its reorganization, as President of Rhodanie Investment AG before its liquidation. From 1998 to 2005, he was co-trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to holding these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation.

Qualifications

Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. In 2021-2022 he was a Fellow in the Harvard Advanced Leadership Initiative. Dr. Bussmann was selected to serve on our Board based on, among other things, his extensive background in finance and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

KARIN KLEIN
Director since 2016 Age 53
Founding Partner, Bloomberg BETA; Member, Audit Committee

Biography

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a founding partner of Bloomberg Beta, a venture capital firm which invests in early stage technology companies that make businesses work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank, a global company which provides information technology and telecommunication services. Previously, she also held various investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein has also served on the board of directors of Regency Centers Corporation since 2019.

Qualifications

Ms. Klein graduated summa cum laude, Phi Beta Kappa, and as a Joseph Wharton Scholar with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on, among other things, her extensive experience in technology-related industries, and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARK PATTERSON
Director since 2018 Age 64
President, MRP Holdings LLC; Member, Nominating and Corporate Governance Committee Member, Audit Committee

Biography

Mr. Patterson has been a member of our Board since 2018. Mr. Patterson has, since 2010, been President of MRP Holdings LLC and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Senior Advisor to Rockefeller Capital Management and Advisory Director of Energy Impact Partners. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the board of directors for UDR, Inc. and Digital Realty Trust, Inc., is the Chairman of the Board of Americold Realty Trust, Inc., and is a former director of GGP, Inc. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Qualifications

Mr. Patterson has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses, among other things, valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on public company boards, and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

HITOSHI SAITO
Director since 2022 Age 72
Former Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd

Biography

Mr. Saito has been a member of our Board since 2022. Mr. Saito served as the Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd., the largest publicly-traded real estate developer in Japan from 2008 to 2017. Being promoted to a board member in 2011, Mr. Saito had been directly involved in all of the global acquisitions and developments, substantially growing the portfolio to what it is today, including 55 and 50 Hudson Yards in New York as well as the BBC Television Centre in London. After joining Mitsui Fudosan in 1976, he served as CEO of Mitsui Fudosan America from 1998-2002 and Chairman of Mitsui Fudosan America’s Halekulani Corporation and Mitsui Fudosan UK from 2008-2017, before retiring in 2020. Mr. Saito served as outside director and Chairman of the Advisory Committee of Tokyo Gas Company Ltd. and as Chairman of the Nomination Committee from 2019-2023. He has also been serving as outside director of Globeship Corporation since July 2019. Previously, Mr. Saito was ULI Japan Council’s Chairman from 2010-2012, and Trustee in Japan from 2010-2016. From 2010-2016, he was a member of Keizai Doyukai (Japan Association of Corporate Executives) and Vice Chairman of China Committee. Mr. Saito also was a member of Keidanren (Japan Business Federation) from 2010-2017. He previously served as a member of our Advisory Board from 2020 to 2022.

Qualifications

Mr. Saito graduated from Hitotsubashi University with a Bachelor’s degree in commerce and management in 1976. Mr. Saito was selected to serve on our Board based on, among other things, his real estate industry experience, his diverse background, knowledge of other industries and his senior leadership experience.

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PROPOSAL 1: ELECTION OF DIRECTORS

PAULA SUTTER
Director since 2022 Age 57
Chief Executive Officer, Paula Sutter LLC; Chair, Audit Committee Member, Compensation Committee

Biography

Ms. Sutter has been a member of our Board since July 2022. Since 2014, Ms. Sutter has been the Chief Executive Officer of Paula Sutter LLC, a consumer brand consultancy, which she founded in October 2014. From October 2014 to December 2017, Ms. Sutter served as the Chief Executive Officer of TSG Fashion Group at TSG Consumer Partners, LLC, a private equity firm. From 1999 to October 2013, Ms. Sutter served as the President of Diane von Furstenberg Studio, L.P., a fashion company. From January 1993 to December 1998, Ms. Sutter served as a Vice President of The Donna Karan Company, LLC, a fashion company. Ms. Sutter also serves as a member of the board of directors of ThredUP, Inc. (NASDAQ: TDUP), since 2014, and Inflection Point Acquisition Corp (NASDAQ: IPAX), where she has been Executive Chairwoman since 2021, as well as a number of privately held companies.

Qualifications

Ms. Sutter holds a Liberal Arts degree in Literature from Villanova University. Ms. Sutter was selected to serve on our Board based on, among other things, her extensive experience in the retail industry and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

GREG WRIGHT
Director since 2020 Age 60
Chief Investment Officer, Digital Realty Trust, Inc.; Chair, Compensation Committee

Biography

Mr. Wright has been a member of our Board since 2020. Since January 2019, he has been the Chief Investment Officer at Digital Realty Trust, Inc., a publicly-traded REIT specializing in data centers, with responsibility for spearheading the company’s investment and other capital allocation activities. Prior to joining Digital Realty, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company during its initial public offering. Before his time at Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory and capital raising assignments, as well as general client coverage. During his 25-year investment banking career, he successfully completed over $200 billion of M&A transactions, asset sales, joint ventures, public and private debt and equity offerings, and bank loans for clients. Many of these transactions have been the largest, most noteworthy transactions in the REIT sector. For example, Mr. Wright led teams that acted as the sole sell-side advisor on the largest REIT merger in history and that served as an active bookrunner on two of the largest REIT initial public offerings to date, one of which was the Company’s. He also worked at Trammell Crow Company in Washington, DC where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent debt financings across multiple product types.

Qualifications

Mr. Wright received a Bachelor of Arts degree in Finance from the University of Maryland and a Master of Business Administration degree from the University of Michigan. Mr. Wright was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry and his valuable financial industry expertise, including extensive experience working with public companies.

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EXECUTIVE OFFICERS

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	47	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	48	Executive Vice President, Head of Real Estate
Gage Johnson	63	Senior Vice President, General Counsel and Secretary
Ermelinda Berberi (1)	44	Senior Vice President, Chief Accounting Officer

(1)	Denotes an officer who does not meet the definition of executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not an NEO.
WILBUR PAES
Chief Operating Officer, Chief Financial Officer and Treasurer Age 47

Biography

Mr. Paes has been our Chief Operating Officer, Chief Financial Officer and Treasurer since February 2021. Before being appointed Chief Operating Officer, Chief Financial Officer and Treasurer, Mr. Paes served as Executive Vice President, Chief Financial Officer and Treasurer since March 2016; and prior to that, Mr. Paes served as Senior Vice President and Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly-traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients.

Qualifications

Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

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EXECUTIVE OFFICERS

PETER BRINDLEY
Executive Vice President, Head of Real Estate Age 48

Biography

Mr. Brindley has been our Executive Vice President, Head of Real Estate since February 2021. Before being appointed Executive Vice President, Head of Real Estate, Mr. Brindley served as Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. Prior to joining our Company, he served as a Senior Director at Tishman Speyer in their New York office. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the board of directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York.

Qualifications

Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

GAGE JOHNSON
Senior Vice President, General Counsel and Secretary Age 63

Biography

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel, and was instrumental in guiding the provision of legal services for the Company’s initial public offering in 2014, which remains one of the largest REIT IPOs to date. Since 2021, Mr. Johnson has chaired our Sustainability Committee. He is also a frequent participant on real estate industry legal panels. Previously, from 2005-2009, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director in New York responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. Prior to that, Mr. Johnson held senior in-house legal positions at Morgan Stanley Real Estate and Lend Lease Real Estate (f/k/a ERE Yarmouth) in Atlanta, Georgia, and was an attorney in private practice at Paul Hastings LLP in Washington, D.C. Mr. Johnson is a former member of the board of directors of The National Aquarium in Washington, D.C. where he also served as its Vice Chairman and Treasurer.

Qualifications

Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Princeton School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

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EXECUTIVE OFFICERS

ERMELINDA BERBERI
Senior Vice President, Chief Accounting Officer Age 44

Biography

Ermelinda Berberi has been our Senior Vice President, Chief Accounting Officer since April 2017. Before being appointed Senior Vice President, Chief Accounting Officer, Ms. Berberi was Senior Vice President, Finance since April 2016. Prior to joining us in 2016, Ms. Berberi spent over 12 years at Deloitte & Touche LLP in various positions, most recently as an audit Senior Manager in the northeast real estate audit practice, where she served some of the firm’s largest publicly-traded REITs.

Qualifications

Ms. Berberi graduated from Montclair State University with a Bachelor of Arts degree in Accounting and received her Master of Business Administration degree from Rutgers University. She is a Certified Public Accountant, licensed in the State of New Jersey, and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

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COMPENSATION DISCUSSION AND ANALYSIS

The individuals who constitute our NEOs in any given year are determined in accordance with applicable SEC rules and include our CEO, our Chief Financial Officer (“CFO”) and the other individuals who constitute NEOs in accordance with such rules. For 2024, the following individuals are collectively referred to as our NEOs:

Name	Title
Albert Behler	Chairman, Chief Executive Officer and President
Wilbur Paes	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	Executive Vice President, Head of Real Estate
Gage Johnson	Senior Vice President, General Counsel and Secretary

2024 Say-on-Pay Vote; Stockholder Outreach

At our 2024 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2024 proxy statement, was not approved by our stockholders, with just under 50% of the votes cast having been voted in favor of the proposal to approve such resolution. This was significantly below the consistently high levels of stockholder support for the same proposal in prior years, which for 2020-2023 averaged 86%.

The Compensation Committee was disappointed by the results of this vote and made our compensation program an area of focus during our annual outreach process. From December 2024 through March 2025, led primarily by the chair of our Compensation Committee, Greg Wright, we met (or offered to meet) with major investors representing just over 50% of our outstanding common stock (excluding stockholders represented on, or affiliated with stockholders represented on, our Board), and nearly all of our stockholders with over 1% of our outstanding shares. Below we summarized the compensation program discussions that we had with our stockholders and our responses.

Notwithstanding concerns expressed about our 2023 compensation program, which accelerated certain equity awards into 2023 in lieu of grants that otherwise would have been made in early 2024 and 2025, we are hopeful that stockholders will appreciate the long-term view we have taken to compensate and retain our NEOs and other key employees, particularly as long-term compensation trends normalize over time. Overall, as set forth above, we continue to view the support of our compensation program over the last several years as reflective of stockholders’ overall satisfaction with the manner in which we compensate our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE HEARD	WHAT WE DID
Compensation Program
●
Stockholders generally understood our desire to ensure continued engagement and retention of employees to drive long-term value creation during a period of significant market volatility and uncertainty, and they were generally supportive of the design and structure of the Incentive and Retention Plan.
●
However, several were not in favor of the acceleration into 2023 (i.e., “front-loading”) of equity grants that would normally have been granted in early 2024 and 2025, and that this was the primary driver of their “against” vote for the Say-on-Pay resolution.

●
We had an opportunity to answer questions about the Incentive and Retention Awards so stockholders could better understand the unique set of circumstances that drove the Compensation Committee to front-load these grants and how the awards are intended to reward value creation.
●
We reiterated our commitment to not making any long-term equity awards to named executive officers until 2026, and we have followed through with this commitment: no long-term equity awards were provided to named executive officers in 2024, and none have been or will be provided in 2025.
●
Furthermore, our Compensation Committee expects that, starting in 2026, it will resume our prior practice of making balanced long-term incentive grants on an annual basis, and will not make outsized, “front-loaded” grants in the future absent extraordinary circumstances, and will provide appropriate transparency to our stockholders in advance of any such future awards, should any such extraordinary circumstance arise.

The Compensation Committee looks forward to continuing this important dialogue with our stockholders and adapting our executive compensation program to best support business strategy and value creation, while adhering to governance best practices.

2025 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Executive Compensation

In 2024, the Compensation Committee continued to use a similar process in determining the executive compensation of our NEOs, which included:

●	commissioning a Peer Group Compensation Benchmarking Analysis prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant retained by the Compensation Committee, to ensure that our compensation program was competitive with those of other publicly-traded REITs in our peer group;
●	establishing an appropriate balance between fixed compensation (base salary), variable Short-Term Incentive Compensation (“STIC”) (cash bonus) and variable Long-Term Incentive Compensation (“LTIC”) (equity awards), after accounting for the annualized value of LTIC equity awards issued under the Incentive and Retention Plan described below that were granted in 2023 in lieu of awards to be granted in early 2024 and 2025 (the “Incentive and Retention Awards”);
●	awarding a majority of the NEOs’ equity compensation in the form of performance-based equity awards that use rigorous performance hurdles, after accounting for the annualized value of the Incentive and Retention Awards;
●	assessing our performance against rigorous pre-established formulaic quantitative financial and operational goals (Corporate Objectives), and qualitative individual performance goals (Individual Objectives) pursuant to our STIC program, which were approved by the Compensation Committee in early 2024; and
●	considering our NEOs’ total compensation over time, both on a “reported” basis and on a “realized” basis after adjusting for performance.

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation and maximization of long-term stockholder value by aligning the compensation structure for executives with the achievement of our business strategies. In order to meet our objectives, our executive compensation program includes several elements designed to:

●	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases.
●	Pay-for-Performance: We seek to align the interests of our executives with our long-term stockholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:
o	Short-Term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and a
o	Long-Term Incentive Compensation (equity awards) program designed to create an appropriate link between compensation and the creation of stockholder value, including multi-year performance-based awards tied to profitability and total stockholder returns.
●	Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:
o	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;
o	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and
o	Promote a long-term view by connecting executives’ realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Incentive and Retention Plan: Front-Loaded Equity Awards

During 2023, the Compensation Committee determined that the decline in the Company’s stock price had dramatically impacted the value of previously-awarded equity compensation, impairing the strength of retention and contributing to significantly higher rates of employee turnover.  To ensure the continued engagement and retention of employees, and to motivate them to take actions that drive long-term shareholder value creation the Compensation Committee granted equity awards to a broad group of employees in September 2023, including the Company’s NEOs, under the Company’s Incentive and Retention Plan.

The Incentive and Retention Awards were granted in lieu of the LTIC equity awards that would otherwise have been granted to our NEOs in early 2024 and 2025. Therefore, despite having granted the Incentive and Retention Awards in 2023, the Compensation Committee considers these awards to be a key part of our NEO’s compensation for 2024.

Because the Incentive and Retention Plan awards were intended to replace the next two years of annual equity awards, the grant values for the NEOs, other than the CEO, had grant date fair values equal to two times the grant date fair value of the 2023 annual long-term incentive (“LTI”) awards. Mr. Behler’s Incentive and Retention Plan grant value was lower at 1.76 times the grant date fair value of his 2023 annual LTI awards; the approximately $1.5 million in cost savings was allocated to Incentive and Retention Plan awards for other employee participants who are not NEOs.

2024 vs. 2023 Total Target Compensation

To provide a more accurate representation of the compensation decisions made by the Compensation Committee for 2024, we have provided the “Total Target Compensation” for each of our NEOs in the table below. We believe this presentation gives investors not only a better point of comparison to understand our compensation program year-over-year, but also for purposes of comparing compensation actually awarded to amounts presented in the Summary Compensation Table, below.

Executive	Base Salary	Target STIC	Time-Based LTIC(1)	Performance-Based LTIC(1)	2024 Total Target Compensation	2023 Total Target Compensation	Change (%)
Albert Behler	$ 1,134,000	$ 1,701,000	$ 2,200,000	$ 3,300,000	$ 8,335,000	$ 9,000,000	(7.4)%
Wilbur Paes	670,000	1,005,000	1,200,000	1,200,000	4,075,000	4,025,000	1.2%
Peter Brindley	577,500	866,250	800,000	800,000	3,043,750	3,000,000	1.5%
Gage Johnson	400,000	400,000	262,500	262,500	1,325,000	1,305,000	1.5%

(1)	Reflects one-half of the grant date value of the portion of the Incentive and Retention Award granted in September 2023 in lieu of the awards that would have been granted in 2024 and 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 COMPENSATION PROGRAM(1)

CEO

3%	86%	66%	60%
Increase in	of Pay is	of Total	of Equity subject to
Base Salary since	Variable and	Compensation paid	achievement of
2023 (first after IPO)	not Guaranteed	in Equity	rigorous performance
hurdles

All Other NEOs

3%	81%	54%	50%
Increase in	of Pay is	of Total	of Equity subject to
Base Salary	Variable and	Compensation paid	achievement of
since 2023	not Guaranteed	in Equity	rigorous performance
hurdles

(1)	Includes the effect of one-half of the grant date value of the Incentive and Retention Awards granted in September 2023 in lieu of LTIC awards to be granted in early 2024 and 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do		What We Do Not Do
✓

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

		Ð	We do not provide tax gross-up payments to any of our executive officers.
✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	Ð	We do not provide “single-trigger” change in control cash severance payments.
✓	We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of performance-based equity awards.	Ð	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance motive.
✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards.	Ð	We do not guarantee annual salary increases or minimum cash bonuses.
✓	We have a clawback policy.	Ð	We do not have uncapped bonus pay-outs.
✓	We have robust minimum stock ownership guidelines for our executives and directors.	Ð	We do not allow hedging of our stock.
✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.	Ð	We do not allow for repricing of stock options.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly-traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of FW Cook, its independent compensation consultant.

In establishing an appropriate peer group, the Compensation Committee not only focused on publicly-traded REITs relative to our size (both including and excluding our fund and asset management business as further discussed below), but also included publicly-traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City and San Francisco, markets in which we operate and compete for talent. The Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust (Vornado) in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets as we do. As a result, they compete with us for talent and deal flow and, like us, two of these companies are headquartered in New York City where approximately 95% of our employees are based, including all of our NEOs. For example, our Chief Operating Officer, Chief Financial Officer and Treasurer, Wilbur Paes, joined us from Vornado, where he had spent over 11 years and prior to joining our executive team, served as a Senior Vice President at Vornado.

In addition, the Compensation Committee also examined various other factors including:

●	companies that cite us as a peer;
●	companies to which sell-side analysts compare us; and
●	companies selected by outside proxy advisory firms for their comparative peer groups.

Based on these factors, the Compensation Committee selected the following 11 publicly-traded REITs focused on the office sector as members of our peer group. The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added and/or whether existing companies should be removed.

●	Alexandria Real Estate Equities, Inc.
●	Boston Properties, Inc.
●	COPT Defense Properties
●	Douglas Emmett, Inc.
●	Empire State Realty Trust, Inc.
●	Highwoods Properties, Inc.
●	Hudson Pacific Properties, Inc.
●	Kilroy Realty Corporation.
●	Piedmont Office Realty Trust, Inc.
●	SL Green Realty Corp.
●	Vornado Realty Trust

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COMPENSATION DISCUSSION AND ANALYSIS

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers. In addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $1.5 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we typically provide leasing, asset management and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business.

●	As of December 31, 2024, excluding our fund and asset management business, on a total capitalization and total assets basis, we ranked at the 12th percentile and 39th percentile, respectively.
●	As of December 31, 2024, including our fund and asset management business, on a total capitalization and total asset basis, we ranked at the 41st percentile and 49th percentile, respectively.

Select size statistics for the peer group are shown below:

After our peer group was established, FW Cook provided market data on the practices of the peer group for the Compensation Committee to consider, as well as broader executive compensation trends and developments. Specifically, FW Cook provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FW Cook.

For purposes of determining our overall target level of executive compensation (i.e., base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both target total compensation and the mix of compensation components provided by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be at a particular percentile of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his or her role within the organization, Company performance as well as market data.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

CEO Pay Structure

FIXED PAY	Base Salary	●	Modest 3.0% increase in base salary, the first since our initial public offering in 2014

VARIABLE PAY	Short-Term Incentive Compensation (Cash Bonus)	● ● ●	100% based on rigorous goals established in early 2024; 70% based on formulaic Corporate Objectives; 30% based on Individual Objectives

	Long-Term Incentive Compensation(1) (Equity Awards)	● ●

60% in T-AOLTIPs that vest based on the achievement of rigorous stock price hurdles, with additional service-based vesting over a four-year vesting period (20% vesting in 2026 and 80% vesting in 2027);

40% in T-LTIPs that vest based on continued service over a four-year vesting period (50% vesting in 2026 and 50% vesting in 2027)

(1)	Reflects the terms of the Incentive and Retention Awards granted in lieu of 2024 LTIC awards, which were granted in 2023 and intended to be in lieu of the 2024 and 2025 annual LTI awards.

CEO Performance-Based Equity Awards

The chart below provides a summary of the status of the performance-based awards granted to our CEO over the past five years (2020-2024), which represents the vast majority of his compensation opportunity, including the actual and/or potential payout outcomes relative to the dollar amounts initially granted, based on our performance over the respective periods and a value of $4.94 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2024.

(1)	Assumes performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2024.
(2)	Based on the highest consecutive 20-trading day average closing price of the Company’s stock performance from the grant date through December 31, 2024, as described in the Incentive and Retention Plan on page 64.

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COMPENSATION DISCUSSION AND ANALYSIS

Reported vs. Earned Pay

Below is a chart comparing the “reported” pay for our CEO in the Summary Compensation Table against the actual pay earned by our CEO. For purposes of this chart, we excluded from each “earned” column all performance-based equity awards that were not earned based on our performance through the end of the applicable performance period or, if the performance period had not yet concluded, would not have been earned as of December 31, 2024 (as referenced in the chart on page 48 – CEO Performance-Based Equity Awards). Additionally, the dollar amounts for all equity awards included as earned in the table below are based on a value of $4.94 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2024.

(1)	The 2023 “reported” and “earned” amounts reflect the impact of equity awards issued under the Incentive and Retention Plan described on page 64. These awards were intended to be granted in lieu of the 2024 and 2025 annual LTI awards.

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COMPENSATION DISCUSSION AND ANALYSIS

TSR and Stock Price Drives Earned Pay

The Compensation Committee believes that TSR and stock price appreciation should ultimately drive actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR and the trading price of our stock. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance-based equity awards, there is a strong alignment of the actual pay earned by our CEO with that of the returns to our stockholders. For example, over the past five years, our TSR has fallen short of our required thresholds and our stock has underperformed both on an absolute basis and against our peer set on a relative basis. As a result, the actual pay earned over the past five years (2020 – 2024) by our CEO has equated to only 49% of his total “reported” pay demonstrating our strong “pay-for-performance” philosophy.

Elements of Our Compensation Program

The Target compensation provided to our NEOs for 2024 consisted of Base Salary, Short-Term Incentive Compensation (cash bonus) and Long-Term Incentive Compensation (equity awards). The following charts illustrate the mix of Target compensation elements for our CEO and other NEOs for 2024, including the annualized value (50%) of the Incentive and Retention Awards, as discussed above and below.

*Includes Messrs. Paes, Brindley and Johnson.

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs, which were modestly increased in 2024 for the first time since 2014 for our CEO and since 2021 for our other NEOs.

	Base Salary
Executive	2024	2023	Change (%)
Albert Behler	$ 1,134,000	$ 1,100,000	3.1%
Wilbur Paes	670,000	650,000	3.1%
Peter Brindley	577,500	560,000	3.1%
Gage Johnson	400,000	390,000	2.6%
Total	$ 2,781,500	$ 2,700,000	3.0%

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COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Incentive Compensation (“STIC”)

The Compensation Committee has established a STIC (cash bonus) program for our NEOs pursuant to our Executive Compensation Philosophy, which is to (i) promote a “pay-for-performance” structure and align the interests of our NEOs with that of our long-term stockholders by tying a vast majority of our NEOs non-salary compensation to performance-based incentives, and (ii) create a balanced approach with an appropriate mix of cash and equity compensation. The STIC program is intended to cover annual performance periods and provides our NEOs with the opportunity to earn awards at various performance levels based on the achievement of:

●	Quantitative financial and operational goals (“Corporate Objectives”); and
●	Qualitative individual performance goals (“Individual Objectives”).

The STIC program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STIC program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2024, each NEO had the opportunity to exchange all or a portion of his cash bonus for equity, pursuant to our “Bonus Exchange Program” as more fully described on page 62.

In February 2024, the Compensation Committee approved our STIC program. For each NEO, the Compensation Committee established three specific performance levels that could be achieved:

●	Threshold (50% of target);
●	Target; and
●	Maximum (up to 200% of target)

To the extent performance falls between two levels, awards would be earned by linear interpolation. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum.

The Compensation Committee determined the target amount for each NEO under the STIC program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. The target amounts for Messrs. Behler, Paes and Brindley were equal to 150% of their base salaries and represented the minimum target amounts set forth in their employment agreements with us that were in effect for 2024. The target amount for Mr. Johnson was set at 100% of his base salary.

Prior to approving our STIC program, the Compensation Committee was extensively involved with the goal-setting process to ensure that the performance objectives were both appropriate and rigorous. In some instances, the Compensation Committee established “target goals” that were more rigorous than those set forth in the Company’s Earnings Guidance. For example, the midpoint of the Company’s Earnings Guidance provided for 2024 Core FFO of $0.76 per share but the Compensation Committee set a more rigorous Core FFO Target of $0.78 per share for the purposes of our STIC program.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table lists the goals and related ranges for Threshold, Target and Maximum performance that were established by our Compensation Committee.

Goals		Threshold	Target	Maximum
Core FFO Per Share	~ ~	$0.76	$0.78	$0.80
Square Footage of Signed Leases	~ ~	650,000	775,000	900,000
Same Store Leased Occupancy	~ ~	86.1%	87.1%	88.1%
Corporate Overhead (in millions)	~ ~	$62.0	$61.0	$60.0
Fund Raising (JV and Fund Capital) (in millions)	~ ~	$100.0	$200.0	$300.0
Corporate Responsibility (in points)	~ ~	12	16	20

The pages that follow provide a detailed description of the above-referenced Corporate Objectives for management that were approved by the Compensation Committee, including:

●	the reasons these objectives were selected;
●	the rationale for the designated hurdles; and
●	the results achieved and the corresponding payouts earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #1

Core FFO Per Share

Why was this measure chosen?

FFO is a widely-used non-GAAP measure of operating performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.

Core FFO is an alternative measure of operating performance used by us because it adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods in order to reflect the Core FFO of our real estate portfolio and operations. For a reconciliation of Core FFO to the most directly comparable GAAP measure and additional information regarding this non-GAAP financial measure, see pages 58-62 of our Annual Report on Form 10-K for the year ended December 31, 2024.

What was our Target and considerations in establishing the Target?

Given that our internal budget assumed 2024 Core FFO of $0.76 per share, or 11.6% below that of the prior year, the Compensation Committee further discussed with management and its independent compensation consultant, the reasons for such decline and the appropriateness of setting a Core FFO Target that was lower than the prior year. Specifically, the Compensation Committee took into account:

●	Prior year Core FFO results – which was $0.86 per share;
●	Wall Street Consensus estimates at the time – which was $0.71 per share;
●	Impact of significant lease expirations – which accounted for $0.16 per share;
●	Lease-up of expiring space – including the potential earnings benefit from such lease-up; and
●	Other items – including the impact of interest expense on variable rate debt as well as fee and interest income.

Based on the factors considered above, the Compensation Committee established a Target for 2024 Core FFO of $0.78 per share, with a range of $0.76 per share (Threshold) to $0.80 per share (Maximum). In determining the appropriateness of the Core FFO Target for 2024, the Compensation Committee sought to balance the challenges of the current operating environment with that of setting a Core FFO Target that was below that of the prior year. The Core FFO Target of $0.78 per share was $0.07 per share above Wall Street Consensus estimates of $0.71 per share, and $0.02 per share above the Company’s internal budgets of $0.76 per share.

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	148,838	595,350	595,350
Paes	30.0%	90,450	361,800	361,800
Brindley	20.0%	51,975	207,900	207,900
Johnson	20.0%	24,000	72,000	72,000

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #2

Square Footage of Signed Leases

Why was this measure chosen?

Leasing is a very important aspect of our business and the amount of square feet leased has a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2024 Square Footage of Signed Leases, the Compensation Committee considered, among other things, the following:

●	The Square Footage of Signed Leases in the prior year – which amounted to approximately 740,000 square feet;
●	Our historical average of Square Footage of Signed Leases – which was approximately 850,000 square feet per year over the last four years;
●	Our internal budgets – which amounted to 775,000 square feet, or about 5.0% more than the leases signed in the prior year;
●	The existing vacant square footage and the probability of renewing leases expiring in the current year; and
●	The current market environment, including the demand for office space amidst broader recession concerns.

Based on, among other factors, the items considered above, the Compensation Committee established a leasing Target for 2024 of 775,000 square feet, with a range of 650,000 square feet (Threshold) to 900,000 square feet (Maximum). The Target of 775,000 square feet was in line with our internal budgets.

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	59,535	238,140	140,585
Paes	10.0%	30,150	120,600	71,196
Brindley	25.0%	64,969	259,875	153,416
Johnson	10.0%	12,000	36,000	22,891

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #3

Same Store Leased Occupancy

Why was this measure chosen?

Same Store Leased Occupancy is used to measure the occupancy of properties that were owned by us in a similar manner during both the current period and prior reporting periods. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2024 Same Store Leased Occupancy, the Compensation Committee considered, among other things, the following:

●	The leased occupancy rate of our same store portfolio at the end of the prior year – which was 90.1%;
●	The square footage of leases that were scheduled to expire in 2024 and the resulting impact to Same Store Leased Occupancy – which amounted to an 820 bps decline;
●	Our internal budgets – which called for Same Store Leased Occupancy of 87.1% at year-end 2024, or a decline of 300 bps;
●	The existing vacant square footage, including the renewal probability of leases expiring in the current year and its impact on same store leased occupancy; and
●	The current market environment, including the demand for office space amidst broader recession concerns.

Based on the items considered above, the Compensation Committee established a Target for 2024 Same Store Leased Occupancy of 87.1%, with a range of 86.1% (Threshold) to 88.1% (Maximum). The Target for Same Store Leased Occupancy of 87.1% was in line with our internal budgets.

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	59,535	238,140	0
Paes	10.0%	30,150	120,600	0
Brindley	25.0%	64,969	259,875	0
Johnson	10.0%	12,000	36,000	0

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #4

Corporate Overhead

Why was this measure chosen?

Corporate overhead costs are essentially our general and administrative costs, adjusted to exclude certain items as determined by our Compensation Committee, and are primarily comprised of costs to run our business, including payroll costs and professional fees. It is used by our investors and analysts to determine how efficiently we manage our business, while taking into account the size of our Company, including the inherent costs of being a public company.

What was our Target and considerations in establishing the Target?

In establishing the 2024 Target for Corporate Overhead, the Compensation Committee considered, among other things, the following:

●	General and administrative costs incurred in the prior year – which amount to $62.0 million;
●	The markets in which we operate and compete for talent – 94% of our employees are based in New York City (our headquarter location);
●	The increase to corporate overhead resulting from the impact of front-loaded equity awards issued in 2023 – which amounted to $1.0 million; and
●	Our internal budgets for corporate overhead, including initiatives undertaken to manage costs.

Based on the items considered above, the Compensation Committee established a Corporate Overhead Target of $61 million, with a range of $62 million (Threshold) to $60 million (Maximum).

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	89,303	357,210	357,210
Paes	25.0%	75,375	301,500	301,500
Brindley	10.0%	25,988	103,950	103,950
Johnson	10.0%	12,000	36,000	36,000

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #5

Fundraising (JV and Fund Capital)

Why was this measure chosen?

Raising capital through funds and joint ventures provides us flexibility to grow and execute on our business plan, especially at times when our own cost of equity capital is constrained. Further, it helps us generate fee income and enhances the overall returns to our stockholders.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2024 Fundraising, the Compensation Committee considered, among other things, the following:

●	The Fundraising achieved in the prior year – which amounted to $0;
●	Our historical Fundraising average – which amounted to approximately $116.3 million per year over the last four years; and
●	The ongoing effects of the global pandemic and the demand for office space, which has been impacted by work-from-home, rising interest rates and broad recession concerns.

Based on, among other factors, the items considered above, the Compensation Committee established a 2024 Fundraising Target of $200 million, with a range of $100 million (Threshold) to $300 million (Maximum).

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	148,838	595,350	178,595
Paes	10.0%	30,150	120,600	36,178
Brindley	10.0%	25,988	103,950	31,183
Johnson	15.0%	18,000	54,000	20,399

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #6

Corporate Responsibility

Why was this measure chosen?

Corporate responsibility matters have not only become increasingly important to us as a Company, but also to our investors and the communities in which we operate. Improving upon our corporate responsibility initiatives has helped us retain employees, manage operating costs, attract premium tenants and ultimately enhance portfolio value.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2024, the Compensation Committee reviewed the Company’s 2024 plan and selected 17 objectives for the Company’s STIC plan. The Compensation Committee then assigned a point value to each objective and established a Target for Corporate Responsibility Initiatives of 16 points, with a range between 12 (Threshold) and 20 (Maximum). The table below lists each objective, including the assigned point value and the Company’s final achievement relative to each objective.

	Goals	Rationale / Considerations	Point Value	Goal Outcome
Decarbonization	Complete a Scope 3 greenhouse gas inventory	Understanding the indirect emissions throughout our value chain by calculating Scope 3 emissions is important for both a decarbonized future and regulatory readiness.	2	✓
	Publish a net-zero commitment within PGRE's Environmental Policy	W aligned our portfolio with the ULI Net Zero Carbon Operations by 2050 Goal. In 2023, publishing a net-zero policy was included in the GRESB survey as a scored metric for the first time.	1	✓
	Submit a commitment letter to the Science Based Targets initiative (SBTi)	Science-based targets provide a clearly defined pathway for companies to reduce greenhouse gas emissions. Targets are considered science-based if they are in line with what the latest climate science deems necessary to meet the goals of the Paris Agreement, which limits global warming to 1.5°C above pre-industrial levels.	2	✓

ENERGY STAR	Achieve ENERGY STAR Tenant Space through TT collaboration	Tenants are responsible for about 60% of a building's energy consumption. Collaborating with tenants and educating them on energy consumption will enable us to reduce energy consumption at the building beyond the base building operations which we control.	1	✓

	Align the Corporate Responsibility Report with the United Nations Sustainable Development Goals (SDGs)	The UN SDGs resulted from the efforts of 193 countries coming together to achieve a better and more sustainable future for all. This effort created a framework by adopting and committing to a long-term, comprehensive strategy to tackle the world’s greatest challenges related to global sustainable development.	1	✓
Reporting	Disclose data in the Corporate Responsibility Report following GRI framework	The GRI (Global Reporting Initiative) Standards are designed as a modular set of disclosures, delivering an inclusive picture of an organization’s material topics, their related impacts, and how they are managed. This reporting framework allows businesses to understand and report on their impacts on the economy, environment, and people in a comparable and credible way, thereby increasing transparency.	1	✓
	Integrate SASB metrics into the Corporate Responsibility Report	SASB (The Sustainability Accounting Standards Board) provides a complete set of globally applicable disclosures which identify the minimal set of financially material sustainability topics and their associated metrics for the typical company in an industry. SASB Standards enable businesses to identify, manage, and communicate financially-material sustainability information to investors.	1	✓

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COMPENSATION DISCUSSION AND ANALYSIS

LEED	Maintain LEED certification for entire REIT portfolio	LEED (Leadership in Energy and Environmental Design) is the most widely used green building rating system in the world. LEED certification is a globally recognized symbol of sustainability achievement and leadership.	1	✓

Fitwel	Maintain Fitwel certification for entire REIT portfolio	Fitwel is the world's leading certification system committed to building health for all.	1	✓

EMS	Complete a gap analysis and update on the Environmental Management System	An EMS is a set of standard operating procedures that enable an organization to reduce its environmental impacts and increase its operating efficiency.	2	✓

CDP	Improve rating from "B" to "A-"	CDP is a voluntary questionnaire that evaluates a company's management of climate-related risks and opportunities. PGRE improved its 2022 rating from a "B-" to a "B," scoring in the top 31% of over 18,700 global respondents.	1	✗

Climate Risk	Update TCFD report uploaded to Paramount's website	TCFD (Task Force on Climate-related Financial Disclosures) is a framework for disclosing climate-related risks and opportunities.	1	✓
	Refresh climate risk presentation to Executive Management Committee	This is an important analysis for PGRE's ECM to understand the portfolio’s key climate-related risks across factors such as flooding, wind, heat, and wildfires	1	✓

Education	Offer educational sessions for Sustainability Committee members 12x per year	Increasing employee awareness of sustainability matters through ongoing training and education is key to responsible operations and growth. Companywide education on existing sustainability programs and emerging trends will be facilitated monthly.	1	✓
	Offer educational webinars for tenants at least 4x per year	Engaging tenants in sustainability education is key to unlocking the full energy savings potential of a building. This will also be an important retention tool for those tenants that value sustainability and have their own reduction targets.	1	✓

Social	Require unconscious bias trainings for hiring managers	Unconscious bias trainings will help hiring managers to make decisions and interact with others in a fair and inclusive way, thereby increasing organizational diversity.	1	✓
	Launch third-party employee engagement surveys	Third-party employee engagement surveys will encourage honest and authentic responses. By changing from in-house to third-party surveys, PGRE can also potentially improve its 2024 GRESB score.	1	✓
			19

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COMPENSATION DISCUSSION AND ANALYSIS

What were the Actual Results?

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	89,303	357,210	323,722
Paes	15.0%	45,225	180,900	163,941
Brindley	10.0%	25,988	103,950	94,205
Johnson	35.0%	42,000	126,000	115,500

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COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Corporate Objectives

After evaluating the achievement of each Corporate Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their achievement of the Corporate Objectives.

	% of Total	Corporate Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(200%/150%)	Payout	Target
Albert Behler	70%	$ 595,350	$ 1,190,700	$ 2,381,400	$ 1,595,462	134%
Wilbur Paes	60%	301,500	603,000	1,206,000	934,615	155%
Peter Brindley	60%	259,875	519,750	1,039,500	590,654	114%
Gage Johnson	60%	120,000	240,000	360,000	266,790	111%
Total		$ 1,276,725	$ 2,553,450	$ 4,986,900	$ 3,387,521	133%

As discussed earlier, the Compensation Committee designed the STIC program to encourage outstanding individual and Company performance by motivating the NEOs to achieve key annual Corporate Objectives (discussed above) and key annual Individual Objectives (which are summarized in the table below).

	Albert	Wilbur	Peter	Gage
Individual Objectives	Behler	Paes	Brindley	Johnson
Executing the Company’s overall strategy and business plan	●
Overseeing the Company’s investment and capital allocation strategy	●
Motivating the management team to deliver superior results	●
Serving as a strategic partner to the CEO		●
Maintaining a strong and flexible balance sheet with ample liquidity		●
Executing on the modification to the Company's credit facility in connection with a partial disposition of one of the properties securing the facility		●
Leading the Company’s leasing initiatives in New York and San Francisco			●
Overseeing the development of Paramount Club, an elevated and curated amenity center that is exclusive to the tenants in the Company’s New York portfolio			●
Overseeing the Company’s corporate responsibility initiatives				●
Ensuring compliance with regulatory agencies, including the Company’s registered investment advisory business				●
Effectively supporting the CEO in board and committee meetings				●

In evaluating the achievement of the individual objectives of each executive, the Compensation Committee considered, where measurable, the level of achievement against the individual objective established for each NEO, including the feedback received from our CEO, with respect to each of the remaining NEOs.

For example, in the case of Mr. Behler, the Compensation Committee specifically took into account his efforts in guiding the Company through the challenging market conditions that persist. Mr. Behler was instrumental in negotiating the Company’s disposition of a non-controlling interest in 900 Third Avenue.

In the case of Mr. Paes, the Compensation Committee took into account his efforts in managing the Company’s balance sheet in a difficult capital markets environment. Specifically, the committee factored in the execution of the modification to the Company’s credit facility to provide the Company with additional financial flexibility in light of the 900 Third sale mentioned above, which asset served as collateral for the credit facility.

In the case of Mr. Brindley, the Compensation Committee specifically took into account the successful development and launch of Paramount Club, a 32,000 square foot bespoke and elevated amenity offering for the Company’s New York portfolio.

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COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Individual Objectives

In determining the compensation attributable to achievement of Individual Objectives, the Compensation Committee assessed the performance of each NEO in relation to his Individual Objectives. After evaluating the achievement of each Individual Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their assessment of each NEO’s achievement of the Individual Objectives.

	% of Total	Individual Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(200%/150%)	Payout	Target
Albert Behler	30%	$ 255,150	$ 510,300	$ 1,020,600	$ 1,019,538	200%
Wilbur Paes	40%	201,000	402,000	804,000	800,385	199%
Peter Brindley	40%	173,250	346,500	693,000	692,346	200%
Gage Johnson	40%	80,000	160,000	240,000	238,210	149%
Total		$ 709,400	$ 1,418,800	$ 2,757,600	$ 2,750,479	194%

Total Short Term Incentive Compensation (Cash Bonus)

The table below summarizes the total STIC that was awarded to each of our NEOs, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives as more fully described in the preceding pages.

	Total STI Compensation Opportunity			Actual	% of
Name	Threshold	Target	Maximum	Payout	Target
Albert Behler	$ 850,500	$ 1,701,000	$ 3,402,000	$ 2,615,000	154%
Wilbur Paes	502,500	1,005,000	2,010,000	1,735,000	173%
Peter Brindley	433,125	866,250	1,732,500	1,283,000	148%
Gage Johnson	200,000	400,000	600,000	505,000	126%
Total	$ 1,986,125	$ 3,972,250	$ 7,744,500	$ 6,138,000	155%

Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2024 similar to the bonus exchange program that was approved for 2023. Pursuant to the 2024 Bonus Exchange Program, each of our NEOs (including our CEO) could elect to exchange all or a portion of his STIC for fully vested T-AOLTIP units or T-LTIP units of our operating partnership, with a value equal to the cash bonus exchanged. Alternatively, each of our NEOs (excluding our CEO) have the option to elect to exchange all or a portion of his STIC for T-AOLTIP units or T-LTIP units, subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged. Historically, a majority of our NEOs have participated in this program each year, though none of our NEOs participated in the 2024 Bonus Exchange Program.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Compensation (“LTIC”)

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity. LTIC in the form of equity encourages management to create stockholder value over the long term, because the value of the equity award is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. In prior years, such as 2023, LTIC equity awards were granted in the form of T-LTIP and P-LTIP units, representing a class of partnership interests in our operating partnership and are comprised of P-LTIP units (60% for our CEO and 50% for all other NEOs), T-LTIP units (15% for our CEO and 25% for all other NEOs) and T-AOLTIP units (25% for all NEOs).

For illustrative purposes, the below table summarizes the structure of our 2023 LTIC program.

Typically, the Compensation Committee considers LTIC equity awards as granted for the year in which the grant occurs. This philosophy is intended to recognize the forward-looking nature of the awards, which are based primarily on each executive’s importance to the Company and the desire to motivate and incentivize future long-term contributions to our success. However, for 2024 and 2025, the Compensation Committee granted the front-loaded Incentive and Retention Awards in September 2023, as discussed above and below, in lieu of adhering to its historical annual grant practice. We anticipate that future annual equity awards, expected to resume in 2026, will be on terms more consistent with the 2023 LTIC program than the terms of the Incentive and Retention Awards.

In prior years, the Compensation Committee determined the value of the equity awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from FW Cook, the Compensation Committee’s independent compensation consultant. Based on such review and the feedback received from FW Cook, the Compensation Committee did not increase the target long-term equity grant values for any of our NEOs for 2024 when structuring the Incentive and Retention Awards granted in lieu thereof, and actually reduced the target value of our CEO’s award for 2024 to allow additional retention awards to be granted to non-NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Incentive and Retention Plan: Front-Loaded Equity Awards

During 2023, the Compensation Committee determined that the decline in the Company’s stock price had dramatically impacted the value of previously-awarded equity compensation, impairing the strength of retention and contributing to significantly higher rates of employee turnover. To ensure the continued engagement and retention of employees, and to motivate them to take actions that drive long-term shareholder value creation the Compensation Committee granted equity awards to a broad group of employees in September 2023, including the Company’s NEOs, under the Company’s Incentive and Retention Plan.

The Incentive and Retention Awards were granted in lieu of the annual equity awards that would otherwise have been granted to our NEOs in early 2024 and 2025. Therefore, despite having granted the Incentive and Retention Awards in 2023, the Compensation Committee considers these awards to be a key part of our NEO’s compensation for 2024.

The rationale for awarding the 2024 and 2025 annual grants in late 2023 was as follows:

●	Provide employees with a meaningful amount of equity to reinforce incentives and alignment
●	Directly link pay delivery with performance, with a significant portion of the grant delivering value only if rigorous stock price hurdles are achieved
●	Allow employees to share in value creation from a presumably attractive (low) stock price as the stock price recovers
●	Extend the vesting period to enhance retention amid market volatility and uncertainty

To avoid providing a windfall to our executive officers in connection with certain qualifying terminations, only 50% of the Incentive and Retention Plan awards were eligible for accelerated vesting prior to February 1, 2025, when our 2025 annual equity awards would have been granted in the ordinary course. In addition, and in contrast to previously granted annual equity awards, the Incentive and Retention Plan awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

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COMPENSATION DISCUSSION AND ANALYSIS

Award Types

Two types of awards were granted under the Incentive and Retention Plan to the NEOs:

●	P-AOLTIPs – P-AOLTIPs are a type of AOLTIP unit that earn upon achievement of certain stock price hurdles, determined by a percentage growth over the stock price on the September 8, 2023, grant date, which was $5.12:

20-Trading Day Average Common Stock Price Appreciation Above Grant Date Price	20-Trading Day Average Common Stock Price	Percentage of P-AOLTIPs Vesting Earned
< +25%	< $6.40	0%
+25%	$6.40	33%
+50%	$7.68	67%
>= +75%	>= $8.96	100%

o	The ultimate number of P-AOLTIPs that may be earned will be based on the highest consecutive 20-trading day average closing price of the Company’s stock during the ten-year term of the awards. Vesting will be linearly interpolated for stock price achievement between $6.40 and $8.96 per share. The Committee believes these vesting goals are rigorous since none of the P-AOLTIPs will be earned unless the stock price increases at least 25% from the grant date stock price.
o	In addition, vesting of the P-AOLTIPs are subject to the participant’s continued service with 20% of the units vesting on October 1, 2026 and 80% of the units vesting on October 1, 2027. For the NEOs, vested units, if any, are subject to an additional one-year post-vesting transfer restriction.
o	As of December 31, 2024, and through the date of this Proxy Statement, none of the P-AOLTIPs have been earned.
●	T-LTIPs – T-LTIPs vest 50% on October 1, 2026, and 50% on October 1, 2027, subject to the participant’s continued employment on those dates. For the NEOs, vested units are subject to an additional one-year post-vesting transfer restriction.

The Incentive and Retention Plan awards use the same four-year vesting period as our prior annual LTI awards but allocates a greater portion of vesting to the latter years. The Compensation Committee determined that limiting the vesting that would occur in the first two years after the grant enhanced the overall retention of the program and better aligned the overall vesting schedule with what would have applied had the Company instead made annual grants in 2024 and 2025.

The Compensation Committee awarded the NEOs the same mix of performance-based awards (in this case P-AOLTIPs) and time-based awards (T-LTIPs) as for the annual LTI awards:

Executive	P-AOLTIPs (Performance-Based)	T-LTIPs (Time-Based)
CEO	60%	40%
Other NEOs	50%	50%

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COMPENSATION DISCUSSION AND ANALYSIS

Grant Values

Because the Incentive and Retention Plan awards were intended to replace the next two years of annual equity awards, the grant values for the NEOs, other than the CEO, had grant date fair values equal to two times the grant date fair value of the 2023 annual LTI awards. Mr. Behler’s Incentive and Retention Plan grant value was lower at 1.76 times the grant date fair value of his 2023 annual LTI awards; the approximately $1.5 million in cost savings was allocated to Incentive and Retention Plan awards for other employee participants who are not NEOs.

		Incentive and Retention Plan
Executive	2023 Grant Date Fair Value of LTI Awards	Grant Date Fair Value	Multiple of 2023 Annual LTI	P-AOLTIPs Grant Date Fair Value	T-LTIPs Grant Date Fair Value
Albert Behler	$ 6,250,000	$ 11,000,000	1.76x	$ 6,600,000	$ 4,400,000
Wilbur Paes	2,400,000	4,800,000	2x	2,400,000	2,400,000
Peter Brindley	1,600,000	3,200,000	2x	1,600,000	1,600,000
Gage Johnson	525,000	1,050,000	2x	525,000	525,000

In making the Incentive and Retention Awards, the Compensation Committee conceptually amortized the value of the Incentive and Retention Awards across the 2024 and 2025 LTIC grants in lieu of which the Incentive and Retention Awards were made, as set forth in the table below. The Compensation Committee’s intent was to keep each NEO’s overall equity-based compensation generally consistent year-over-year while still fulfilling the underlying purpose of the awards to retain and incentivize key employees. However, the full 2023 Grant Date Fair Value set forth in the table above was reported in the Summary Compensation Table for 2023 and none of the value will be reflected in the Summary Compensation Table for 2024 or 2025.

	2024 LTIC			2025 LTIC
Executive	Time-Based (1)	Performance-Based (2)	Total	Time-Based (1)	Performance-Based (2)	Total
Albert Behler	$ 2,200,000	$ 3,300,000	$ 5,500,000	$ 2,200,000	$ 3,300,000	$ 5,500,000
Wilbur Paes	1,200,000	1,200,000	2,400,000	1,200,000	1,200,000	2,400,000
Peter Brindley	800,000	800,000	1,600,000	800,000	800,000	1,600,000
Gage Johnson	262,500	262,500	525,000	262,500	262,500	525,000

(1)	Reflects one-half of the grant date value of the T-LTIPs portion of the Incentive and Retention Award granted in September 2023 in lieu of the LTIP units and AOLTIP units that would have been granted in 2024 and 2025 subject to time-based vesting conditions.
(2)	Reflects one-half of the grant date value of the P-AOLTIPs portion of the Incentive and Retention Award granted in September 2023 in lieu of the LTIP units that would have been granted in 2024 and 2025 subject to performance-based vesting conditions.

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COMPENSATION DISCUSSION AND ANALYSIS

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our equity incentive plans.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FW Cook, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FW Cook provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FW Cook also guided the Compensation Committee in the design of our performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FW Cook is independent, and that their work has not raised any conflicts of interest.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

Other Compensation Policies and Practices

Employment Agreements and Executive Severance Plan

As of December 31, 2024, we have employment agreements with Messrs. Behler, Paes and Brindley. We also have an Executive Severance Plan for all executive officers that are not covered under a separate employment agreement. As of December 31, 2024, the Executive Severance Plan covered Mr. Johnson. (See “Potential Payments Upon Termination or Change in Control” below). These agreements and the Executive Severance Plan provide certain levels of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation covenants during their employment with us and for a limited period after termination of employment. We believe that these agreements and the Executive Severance Plan provide appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment. In March 2025, we entered into amended and restated employment agreements with Messrs. Paes and Brindley on terms substantially consistent with their prior employment agreements, which were due to expire on March 31, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s contributions.

Perquisites and Other Personal Benefits. We pay certain club memberships on behalf of Mr. Behler each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service and receives personal accounting services from the Company. In addition, from time to time, the Board authorizes Mr. Behler to use private aircraft for business travel. For 2024, 2023 and 2022, all private aircraft usage by Mr. Behler was either exclusively for business travel or reimbursed by Mr. Behler to the Company to the extent any personal benefit was received. We also provide Messrs. Paes and Brindley with an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

Clawback Policy

The Board has adopted a clawback policy (the “Compensation Recovery Policy”), which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges with respect to our stock in place. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee. Our anti-hedging policy applies to additional designated employees, but not all of our employees are subject to the policy.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

Minimum Stock Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our CEO, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned P-LTIP units. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards are accounted for under ASC Topic 718.

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FW Cook, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (STIC and LTIC) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units and AOLTIP Units. For the LTIC awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our performance programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as AOLTIP units. AOLTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes.

Like stock options, AOLTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the AOLTIP units are granted. At the time of the grant of AOLTIP units, the operating partnership establishes a participation threshold, the vesting terms and the mandatory conversion date, if any, for the AOLTIP units. The participation threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the participation threshold will equal the per unit value of the common units of our operating partnership on the grant date. AOLTIP units will receive distributions on a per unit basis equivalent to 10% of the dividends paid per share on our common stock from the grant date to their conversion as opposed to holders of stock options who will not receive any distributions relating to periods between grant and exercise.

Once AOLTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the AOLTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the AOLTIP units that are converted. The “spread” for each AOLTIP unit will equal the excess, if any, of the per share value of our common stock on the conversion date above such per share value at the time the AOLTIP unit was granted (i.e., the participation threshold). Any AOLTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the AOLTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if per share value of our common stock on the conversion date is less than the participation threshold for the AOLTIP units.

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP units and AOLTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or AOLTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his LTIP units or AOLTIP units convert. Therefore, an executive who wishes to hold his equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or AOLTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and AOLTIP units for grants to our executives. We believe that the use of LTIP units and AOLTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock or stock options, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the use of LTIP units and AOLTIP units, as compared to restricted stock and stock options.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to our Board that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Greg Wright (Chair)

Martin Bussmann

Paula Sutter

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Compensation of Executive Officers

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation $		Stock Awards(1) $		Option Awards(1) $		All Other Compensation $		Total $
Albert Behler	2024	1,134,000	-	2,615,000		-		-		698,497	(4)	4,447,497
Chairman, Chief Executive	2023	1,100,000	-	1,671,500	(2)	9,087,500	(3)	8,162,500	(3)	771,896	(4)	20,793,396
Officer and President	2022	1,100,000	-	1,766,000	(2)	4,687,500		1,562,500		636,312	(4)	9,752,312
Wilbur Paes	2024	670,000	-	1,735,000		-		-		52,080	(5)	2,457,080
Chief Operating Officer,	2023	650,000	-	1,171,500		4,200,000	(3)	3,000,000	(3)	50,676		9,072,176
Chief Financial Officer	2022	650,000	-	1,235,000		1,800,000		695,000		38,176		4,418,176
and Treasurer
Peter Brindley	2024	577,500	-	1,283,000		25,000	(2)	-		40,233	(5)	1,925,733
Executive Vice President,	2023	560,000	-	883,000	(2)	2,831,250	(2)(3)	2,000,000	(3)	39,733		6,313,983
Head of Real Estate	2022	560,000	-	900,000	(2)	1,250,000	(2)	412,500	(2)	37,954		3,160,454
Gage Johnson	2024	400,000	-	505,000		25,000	(2)	-		25,419	(5)	955,419
Senior Vice President,	2023	390,000	-	450,000	(2)	931,250	(2)(3)	656,250	(3)	24,868		2,452,368
General Counsel and	2022	390,000	-	450,000	(2)	418,750	(2)	131,250		22,868		1,412,868
Secretary

(1)	Reflects the aggregate grant date fair value of stock awards and option awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)	Our NEOs may elect to exchange all or a portion of their STIC for equity pursuant to our Bonus Exchange Program (see page 62 for details). The following table shows the actual cash bonuses awarded to the NEOs pursuant to our STIC program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column, but the 25% premium on exchange is disclosed in the following year under the column "Stock Awards" or "Option Awards" as applicable.

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2024	2,615,000	-	-	-
	2023	1,671,500	835,750	-	835,750
	2022	1,766,000	883,000	-	883,000
Wilbur Paes	2024	1,735,000	-	-	-
	2023	1,171,500	-	-	-
	2022	1,235,000	-	-	-
Peter Brindley	2024	1,283,000	-	-	-
	2023	883,000	100,000	25,000	125,000
	2022	900,000	125,000	31,250	156,250
Gage Johnson	2024	505,000	-	-	-
	2023	450,000	100,000	25,000	125,000
	2022	450,000	50,000	12,500	62,500

(3)	Includes grant date fair value of stock awards and option awards granted on September 8, 2023, as a part of the Incentive and Retention Equity Grants. See pages 64 for details.
(4)	The table below sets forth the components of "All Other Compensation" for Mr. Behler for 2024, 2023 and 2022. Amounts for 2023 and 2022 have been revised from the amounts previously reported due to a reclassification of certain payments.

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COMPENSATION OF EXECUTIVE OFFICERS

Executive	Year	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car / Car Insurance / Limousine Service (a) $	Personal Accounting Services (b) $	Air Travel (c) $	Club Memberships $	Total $
Albert Behler	2024	84,938	30,500	232,841	285,978	-	64,240	698,497
	2023	119,899	30,000	212,153	373,340	-	36,504	771,896
	2022	125,906	25,308	197,554	251,731	-	35,813	636,312

(a)	Reflects the use of a Company-leased car as well as limousine services. Mr. Behler has used the limousine service for both business and personal purposes and the amounts shown reflect the aggregate incremental cost to the Company for this service without allocating costs between business and personal uses.

(b)	Amounts reflect the aggregate compensation paid by the Company in providing personal accounting services to Mr. Behler.

(c)	From time to time, Mr. Behler uses private aircraft for business travel, including trips that include his spouse and other passengers who are not directly related to the business purpose. For 2024, 2023 and 2022, all private aircraft usage by Mr. Behler was either exclusively for business travel or reimbursed by Mr. Behler to the Company to the extent of any personal benefit received, and therefore the Company did not incur incremental cost.

(5)	The table below sets forth the components of "All Other Compensation" for 2024 for Messrs. Paes, Brindley and Johnson.

Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car / Car Insurance / Limousine Service $		Parking $		Total $
Wilbur Paes	2,676	34,404	15,000	(a)	-	(a)	52,080
Peter Brindley	2,676	22,557	15,000	(a)	-	(a)	40,233
Gage Johnson	2,419	23,000	-		-		25,419

(a)	Messrs. Paes and Brindley each received an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

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COMPENSATION OF EXECUTIVE OFFICERS

2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our NEOs in the fiscal year ended December 31, 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of shares of Stock	All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Options or	Grant Date Fair Value of Stock
	Grant	Approval	Threshold (1)	Target(1)	Maximum(1)	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Executive	Date	Date	$	$	$	#	#	#	#	#	($/Share)	$
Albert Behler	n/a	n/a	850,500	1,701,000	3,402,000	-	-	-	-	-	-	-
Wilbur Paes	n/a	n/a	502,500	1,005,000	2,010,000	-	-	-	-	-	-	-
Peter Brindley	n/a	n/a	433,125	866,250	1,732,500	-	-	-	-	-	-	-
	2/29/2024	2/29/2024	-	-	-	-	-	-	6,143 (2)	-	-	25,000
Gage Johnson	n/a	n/a	200,000	400,000	600,000	-	-	-	-	-	-	-
	2/29/2024	2/29/2024	-	-	-	-	-	-	6,143 (3)	-	-	25,000

(1)	Represents possible payouts of the awards made under our STIC program for 2024, which are described in more detail above under “–Compensation Discussion and Analysis.”
(2)	Mr. Brindley exchanged $100,000 of his 2023 incentive cash bonus for 30,713 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represent the portion of the LTIP units associated with the premium of $25,000 on conversion of Mr. Brindley's 2023 incentive cash bonus of $100,000, as the amount of Mr. Brindley’s 2023 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2023 in the Summary Compensation Table.
(3)	Mr. Johnson exchanged $100,000 of his 2023 incentive cash bonus for 30,713 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $25,000 on conversion of Mr. Johnson’s 2023 incentive cash bonus of $100,000, as the amount of Mr. Johnson’s 2023 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2023 in the Summary Compensation Table.

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COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation Table and 2024 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table was paid or awarded, are described above under “–Compensation Discussion and Analysis.”

Employment Agreements

During 2024, we had employment agreements in effect with each of Messrs. Behler, Paes and Brindley. Under the terms of these agreements with Messrs. Behler, Paes and Brindley, they were entitled to receive an annual base salary of $1,100,000, $650,000 and $560,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provided for cash bonuses with a target amount of at least 150% of base salary, with the amount of the actual cash bonuses, which may be more or less than the target amount, to be determined by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant. Each agreement also provided eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, the 2024 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreements for Messrs. Paes and Brindley provided for an annual car allowance of $15,000 and free parking.

On March 10, 2025, we entered into the Second Amended and Restated Employment Agreement and the Amended and Restated Employment Agreement with each of Messrs. Paes and Brindley, respectively, on terms substantially consistent with their prior employment agreements, which superseded and replaced their prior employment agreements and were effective as of March 10, 2025.

The term of Mr. Behler’s current employment agreement ends on December 31, 2025, unless earlier terminated, and will automatically extend for additional one-year terms unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. The terms of Messrs. Paes’ and Brindley’s current employment agreements each end on March 10, 2026, unless earlier terminated, and will automatically extend for additional one-year periods unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “–Severance and Change in Control Benefits.”

LTIP Unit Awards

We grant LTIP units and AOLTIP units to our NEOs pursuant to our 2024 Equity Incentive Plan. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our performance programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. For LTIP units and AOLTIP units granted under our performance programs generally, holders are allocated a share of the taxable income from our operating partnership beginning on the grant date and, accordingly, are entitled generally to a corresponding share of distributions per unit from our operating partnership, which is equivalent to 10% of the dividends paid per share on our common stock beginning on the grant date with respect to the maximum number of P-LTIP units subject to the award. To the extent LTIP units are earned under the performance program, the holder is entitled to the additional amount of distributions that would have been paid during the performance measurement period if such earned P-LTIP units had been entitled to distributions per unit equal to 100% of the dividends paid per share on our common stock, which amount will either be paid in cash or in the form of the vesting of an additional number of P-LTIP unit that would have been received if the holder had contemporaneously reinvested the additional amount of such distributions. See “– Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units and AOLTIP units in the event of a termination of employment or a change of control.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards								Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Albert Behler	238,971		-		-		14.94	2/23/2026	-		-	-	-
	606,344		-		-		16.81	1/30/2027	-		-	-	-
	600,000	(3)	-		-		8.63	1/11/2028	-		-	-	-
	585,937	(4)	195,313	(5)	-		8.63	1/11/2028	-		-	-	-
	1,112,500	(6)	-		-		8.63	1/13/2029	-		-	-	-
	331,038	(7)	331,039	(8)	-		9.31	1/13/2029	-		-	-	-
	483,486	(9)	-		-		6.17	1/25/2030	-		-	-	-
	213,886	(10)	641,660	(11)	-		6.17	1/25/2030	-		-	-	-
	685,041	(12)	-		-		4.43	3/1/2031	-		-	-	-
	-		-		4,460,424	(13)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	29,445	(14)	145,458	-	-
	-		-		-		-	-	54,633	(15)	269,887	-	-
	-		-		-		-	-	123,573	(16)	610,451	-	-
	-		-		-		-	-	1,037,736	(17)	5,126,416	-	-
	-		-		-		-	-	253,279	(18)	1,251,198	-	-
	-		-		-		-	-	-		-	703,565	3,475,611
Wilbur Paes	100,000		-		-		19.08	3/31/2025	-		-	-	-
	196,875	(4)	65,625	(5)	-		8.63	1/11/2028	-		-	-	-
	190,000	(19)	47,500	(20)	-		8.63	1/13/2029	-		-	-	-
	127,119	(7)	127,119	(8)	-		9.31	1/13/2029	-		-	-	-
	82,132	(10)	246,398	(11)	-		6.17	1/25/2030	-		-	-	-
	-		-		1,621,973	(13)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	16,489	(14)	81,456	-	-
	-		-		-		-	-	180,941	(21)	893,849	-	-
	-		-		-		-	-	34,966	(15)	172,732	-	-
	-		-		-		-	-	79,087	(16)	390,690	-	-
	-		-		-		-	-	566,038	(17)	2,796,228	-	-
	-		-		-		-	-	81,050	(18)	400,387	-	-
	-		-		-		-	-	-		-	225,141	1,112,197
Peter Brindley	131,250	(4)	43,750	(5)	-		8.63	1/11/2028	-		-	-	-
	25,000	(19)	6,250	(20)	-		8.63	1/13/2029	-		-	-	-
	84,746	(7)	84,746	(8)	-		9.31	1/13/2029	-		-	-	-
	54,755	(10)	164,265	(11)	-		6.17	1/25/2030	-		-	-	-
	-		-		1,081,315	(13)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	10,993	(14)	54,305	-	-
	-		-		-		-	-	180,941	(21)	893,849	-	-
	-		-		-		-	-	23,311	(15)	115,156	-	-
	-		-		-		-	-	6,314	(22)	31,191	-	-
	-		-		-		-	-	52,725	(16)	260,462	-	-
	-		-		-		-	-	16,565	(23)	81,831	-	-
	-		-		-		-	-	377,359	(17)	1,864,153	-	-
	-		-		-		-	-	54,034	(18)	266,928	-	-
	-		-		-		-	-	30,713	(24)	151,722	-	-
	-		-		-		-	-	-		-	150,094	741,464

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COMPENSATION OF EXECUTIVE OFFICERS

	Option Awards								Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Gage Johnson	21,378		-		-		16.81	1/30/2027	-		-	-	-
	49,218	(4)	16,407	(5)	-		8.63	1/11/2028	-		-	-	-
	27,807	(7)	27,808	(8)	-		9.31	1/13/2029	-		-	-	-
	17,966	(10)	53,900	(11)	-		6.17	1/25/2030	-		-	-	-
	-		-		354,807	(13)	5.12	9/8/2033	-		-	-	-
	-		-		-		-	-	4,123	(14)	20,368	-	-
	-		-		-		-	-	7,649	(15)	37,786	-	-
	-		-		-		-	-	3,157	(22)	15,596	-	-
	-		-		-		-	-	17,301	(16)	85,467	-	-
	-		-		-		-	-	6,626	(23)	32,732	-	-
	-		-		-		-	-	123,821	(17)	611,676	-	-
	-		-		-		-	-	17,731	(18)	87,591	-	-
	-		-		-		-	-	30,713	(24)	151,722	-	-
	-		-		-		-	-	-		-	49,250	243,295

(1)	Based on a price of $4.94 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2024. Assumes that the value of T-LTIP and P-LTIP units on a per unit basis is equal to the per share value of our common stock.
(2)	Represents outstanding awards under our 2023 Performance Program that are earned based on our NOI over a three-year performance period ending December 31, 2025, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2026, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2024, the NEOs would have earned awards under the 2023 Performance Program between threshold and target. In accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our Performance Programs at the performance levels set forth below. All components of the award are included at the same performance level and, as linear interpolation applies for performance between levels, target amounts are based on the grant date fair value of the award divided by the price per share of our common stock on the grant date, which reflects the manner in which our Compensation Committee determines the target amount of these awards.

2023 Performance
Executive	Program at Target
Albert Behler	703,565
Wilbur Paes	225,141
Peter Brindley	150,094
Gage Johnson	49,250

(3)	Represents fully vested T-AOLTIP units granted on January 11, 2021 in connection with our bonus exchange program.
(4)	Represents the vested portion of the T-AOLTIP units granted on January 11, 2021.
(5)	Represents the unvested portion of the T-AOLTIP units granted on January 11, 2021, with vesting on February 15, 2025.

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(6)	Represents fully vested T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program.
(7)	Represents the vested portion of the T-AOLTIP units granted on January 13, 2022.
(8)	Represents the unvested portion of the T-AOLTIP units granted on January 13, 2022, with vesting on February 15, 2025 and 2026, subject to continued employment.
(9)	Represents fully vested T-AOLTIP units granted on January 25, 2023 in connection with our bonus exchange program.
(10)	Represents the vested portion of the T-AOLTIP units granted on January 25, 2023.
(11)	Represents the unvested portion of the T-AOLTIP units granted on January 25, 2023, with vesting on February 15, 2025, 2026 and 2027, subject to continued employment.
(12)	Represents the fully vested T-AOLTIP units granted on February 29, 2024 in connection with our bonus exchange program.
(13)	Represents P-AOLTIP units granted on September 8, 2023 as part of the Incentive and Retention Plan, with 20.0% of the earned units vesting on October 1, 2026 and the remaining 80.0% of the earned units vesting on October 1, 2027, subject to continued employment. The ultimate number of P-AOLTIP units that vest will be based on the highest consecutive 20-trading day average closing price of our stock during the ten-year term of the award. See page 64 for details.
(14)	Represents the unvested portion of T-LTIP units granted on January 11, 2021, with vesting on February 15, 2025.
(15)	Represents the unvested portion of T-LTIP units granted on January 13, 2022, with vesting on February 15, 2025 and 2026, subject to continued employment.
(16)	Represents T-LTIP units granted on January 25, 2023, with vesting on February 15, 2025, 2026 and 2027, subject to continued employment.
(17)	Represents T-LTIP units granted on September 8, 2023 as part of the Incentive and Retention Plan, with 50.0% vesting on October 1, 2026 and the remaining 50.0% vesting on October 1, 2027, subject to continued employment. See page 64 for details.
(18)	Represents P-LTIP units earned under our 2022 Performance Program based on TSR performance through December 31, 2024, which remained subject to vesting, with 50% vesting on each of the date on which the amount earned was determined, which was February 7, 2025, and December 31, 2025, subject to continued employment.
(19)	Represents the vested portion of T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program.
(20)	Represents the unvested portion of the T-AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program, with the remaining units vesting on February 15, 2025.
(21)	Represents the T-LTIP units granted to Messrs. Paes and Brindley on February 4, 2021 in connection with their promotions, which will cliff vest on February 4, 2026, subject to continued employment.
(22)	Represents the unvested portion of T-LTIP units granted on January 13, 2022 in connection with our bonus exchange program, with the remaining units vesting on February 15, 2025.
(23)	Represents the unvested T-LTIP units granted on January 25, 2023 in connection with our bonus exchange program, with two-thirds vesting on February 15, 2025 and the remaining one-third vesting on February 15, 2026, subject to continued employment.
(24)	Represents the unvested portion of T-LTIP units granted on February 29, 2024 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2025 and 2026, and the remaining 20.0% vesting on February 15, 2027, subject to continued employment.

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COMPENSATION OF EXECUTIVE OFFICERS

2024 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that were exercised by each of our NEOs in 2024 and the aggregate number of each NEO’s shares of common stock and T-LTIP units that vested in 2024. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/T-LTIP units vesting.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Albert Behler	-	-	381,710	1,891,138
Wilbur Paes	-	-	336,732	1,611,567
Peter Brindley	-	-	121,316	595,320
Gage Johnson	-	-	49,768	243,933

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Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler, Paes and Brindley, upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three immediately preceding fiscal years (but not less than $1,250,000 for Mr. Behler, $1,350,000 for Mr. Paes, and $866,250 for Mr. Brindley); the multiple is two for Mr. Behler and one for Messrs. Paes and Brindley or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), three for Mr. Behler and two for Messrs. Paes and Brindley;
●	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;
●	a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one and a half for Messrs. Paes and Brindley; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes and Brindley; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of the Company either by us without cause or by the executive for good reason, provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of the Company either by us without cause or by the executive for good reason.

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

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COMPENSATION OF EXECUTIVE OFFICERS

Each employment agreement also provides that in the event the executive’s employment is terminated on account of his death or disability, the executive or his beneficiary in the case of death will receive the following payments:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and, in the case of Mr. Behler, for eight months after termination of employment, in the case of Mr. Paes, six months and 18 months, respectively, after termination of employment and, in the case of Mr. Brindley, 12 months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Mr. Johnson and Ms. Berberi. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

Incentive and Retention Plan Awards

Upon certain qualified terminations of employment due to death or disability, by us without cause or by the executive with good reason occurring prior to February 1, 2026, the service-based vesting conditions for the Incentive and Retention Plan awards will be deemed to have been satisfied with respect to 50% of each award. Upon such a qualified termination of employment occurring on or after February 1, 2026, the service-based vesting conditions for the Incentive and Retention Plan awards will be deemed to have been satisfied with respect to 100% of each award. For Mr. Behler, the continued vesting provisions of his employment agreement that apply in the event of a qualified retirement will not apply to his Incentive and Retention Plan awards if he gives notice of retirement prior to February 1, 2025, and will only apply to 50% of his Incentive and Retention Plan awards if he gives notice of retirement on or after February 1, 2025, and before February 1, 2026. In connection with any qualified termination, the performance-based vesting conditions of the P-AOLTIP units will continue to apply.

In addition, and in contrast to our annual equity awards, the Incentive and Retention Plan awards are subject to “double-trigger” vesting in connection with a change in control such that the service-based and performance-based vesting conditions of the Incentive and Retention Plan awards will continue to apply following a change in control, subject to the provisions governing qualified terminations.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without cause or by the executive for good reason other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without cause or by the executive for good reason in connection with a change in control occurring, in each case, as of December 31, 2024. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan or deferred compensation plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause / For Good Reason $	Death/ Disability $	Change in Control (No Termination) $	Change in Control (Termination Without Cause/For Good Reason) $
Albert Behler
Bonus	1,701,000	2,615,000	-	1,701,000
Cash Severance	6,043,000	-	-	9,064,500
Vesting of T-LTIP Units(1)	4,840,202	4,840,202	2,276,994	4,840,202
Vesting of T-AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	1,908,638	1,908,638
Benefits(4)	30,192	-	-	30,192
Total(5)	12,614,394	7,455,202	4,185,632	17,544,532
Wilbur Paes
Bonus	1,005,000	1,735,000	-	1,005,000
Cash Severance	1,932,167	-	-	3,864,333
Vesting of T-LTIP Units(1)	3,337,228	3,337,228	1,939,114	3,337,228
Vesting of T-AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	610,766	610,766
Benefits(4)	64,215	-	-	85,620
Total(5)	6,338,610	5,072,228	2,549,880	8,902,947
Peter Brindley
Bonus	866,250	1,283,000	-	866,250
Cash Severance	1,555,167	-	-	3,110,333
Vesting of T-LTIP Units(1)	2,787,520	2,787,520	1,855,444	2,787,520
Vesting of T-AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	407,178	407,178
Benefits(4)	64,215	-	-	85,620
Total(5)	5,273,152	4,070,520	2,262,622	7,256,901
Gage Johnson
Bonus	-	-	-	-
Cash Severance	800,000	-	-	800,000
Vesting of T-LTIP Units(1)	737,100	737,100	431,262	737,100
Vesting of T-AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	133,608	133,608
Benefits(4)	42,810	-	-	42,810
Total(6)	1,579,910	737,100	564,870	1,713,518

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(1)	For all of the executives, a portion of their outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. For purposes of the tables above, the value of the equity awards that would vest are based on a price of $4.94 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2024. Information regarding unvested LTIP units held by our NEOs as of December 31, 2024 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2024” table above.
(2)	For all of the executives, a portion of their outstanding AOLTIP units fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the AOLTIP units that vest equals (i) $4.94 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2024, less (ii) the participation threshold of such AOLTIP units. Information regarding unvested AOLTIP units held by our NEOs as of December 31, 2024 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2024” table above.
(3)	In accordance with the terms of our annual performance programs outstanding as of December 31, 2024, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, measured against prorated performance hurdles. Any P-LTIP units earned upon a change in control will be fully vested on the date of the change in control. Based on our performance from the beginning of the respective performance period through December 31, 2024, in the event of a change in control as of December 31, 2024, our executives would have earned 52.5% of the Target under our 2023 Performance Program. The values also include an amount, payable in cash or additional LTIP units, based on the number of LTIP units ultimately earned that is equal to the dividends declared from the first day of the applicable performance period through December 31, 2024, on an equal number of shares of our common stock, less the distributions previously paid to the holder. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any P-LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period. If an executive’s employment is terminated after the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, any P-LTIP units earned will be fully vested, but any P-LTIP units earned under our 2023 Performance Program generally, except in the case of termination as a result of death or disability, will not be transferable until the regular vesting date would have occurred.
(4)	Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler, one and a half for Messrs. Paes and Brindley, and one for Mr. Johnson; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes, and Brindley and one for Mr. Johnson.
(5)	In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
(6)	Payments under the Executive Severance Plan are subject to Messrs. Johnson signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment.

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COMPENSATION OF EXECUTIVE OFFICERS

PEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

As illustrated in the table below, our 2024 PEO to median employee pay ratio was 50.04.

“PEO” 2024 Compensation	$ 4,447,497
Median Employee 2024 Compensation	$ 88,885
Ratio of PEO to Median Employee Compensation	50.04

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2024, for all individuals who were employed by us on December 31, 2024, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2024, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Martin Bussmann, Paula Sutter, Greg Wright and Peter Linneman. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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Pay Versus Performance

The information below presents the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to our Compensation Discussion and Analysis on pages 40 to 72.

Tabular List of Performance Measures

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

●	NOI
●	Relative TSR
●	Core FFO Per Share
●	Square Footage of Signed Leases
●	Same Store Leased Occupancy
●	Corporate Overhead (general and administrative expenses)
●	Fundraising (value of capital raised through funds and joint ventures)

NOI is the primary performance metric used to determine payout of LTIP units awarded under our typical long-term incentive compensation program.

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Pay Versus Performance Table

Below is the tabular disclosure for our PEO and the average of our NEOs other than the PEO (“Other NEOs”) for 2024, 2023, 2022, 2021, and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Total Stockholder Return (5) ($)	Peer Group Total Stockholder Return (6) ($)	Net Loss (7) ($ thousands)	Company Selected Measure: NOI (8) ($ thousands)
2024	4,447,497	6,804,616	1,779,411	2,252,036	42	75	(46,288)	363,863
2023	20,793,396	16,274,237	5,946,176	4,937,703	44	62	(259,744)	357,972
2022	9,752,312	8,473,587	2,997,166	2,201,029	48	61	(36,403)	373,225
2021	9,746,050	6,593,381	3,462,015	2,980,168	65	97	(20,354)	360,446
2020	9,297,893	3,942,462	2,484,614	1,131,946	68	80	(24,704)	374,872

(1)	Reflects the compensation amounts reported in the SCT for our PEO, Mr. Behler, for each of the respective years shown.
(2)	CAP to our PEO is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for Mr. Behler is set forth following the footnotes to this table.
(3)	For 2024, 2023 and 2022, Other NEOs are Messrs. Paes, Brindley, and Johnson; for 2021 and 2020, Other NEOs are Messrs. Paes, Brindley, Johnson and Mr. David Zobel, former Executive Vice President, Head of Acquisitions.
(4)	Average CAP to our Other NEOs is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for the average of the Other NEOs is set forth following the footnotes to this table.
(5)	Represents the cumulative TSR of the Company for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
(6)	Represents the cumulative TSR of the MSCI US REIT/Office REIT Index, which is an industry index reported in the performance graph included in the Company’s 2024 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
(7)	The Company’s Net Income as reported in the Company’s Consolidated Statements of Income on Form 10-K for each fiscal year in the table.
(8)	The Company’s NOI, which is the Company-Selected Measure, and a non-GAAP measure discussed in our Form 10-K filing.

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COMPENSATION OF EXECUTIVE OFFICERS

Reconciliation of SCT Total Compensation to CAP

	2024		2023		2022		2021		2020
		Average		Average		Average		Average		Average
		Other		Other		Other		Other		Other
		Non-PEO		Non-PEO		Non-PEO		Non-PEO		Non-PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs	PEO	NEOs	PEO	NEOs
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Summary Compensation Table Total	4,447,497	1,779,411	20,793,396	5,946,176	9,752,312	2,997,166	9,746,050	3,462,015	9,297,893	2,484,614
Add (Subtract):
Stock award and option value
reported in SCT for the covered year	-	(16,667)	(17,250,000)	(4,539,584)	(6,250,000)	(1,569,167)	(6,250,000)	(2,041,875)	(6,524,028)	(1,401,453)
Year-end fair value of equity awards
granted during fiscal year that are outstanding
and unvested at year-end	1,124,531	245,569	15,897,136	4,217,542	5,714,133	1,301,013	5,985,523	1,987,166	3,864,110	818,366
Year-over-Year change in fair value of awards
granted in any prior fiscal year that are
outstanding and unvested at year-end	902,350	186,881	(1,244,065)	(420,203)	(881,161)	(656,817)	(1,195,684)	(248,814)	(2,080,515)	(664,014)
Change in fair value from prior year-end to
vesting date of awards granted in any prior
year that vested during the fiscal year	100,345	(29,146)	(2,167,379)	(376,547)	(62,571)	18,256	(1,867,338)	(252,966)	(869,466)	(177,521)
Value of dividends or other earnings paid on
unvested T-LTIP units not otherwise reflected
in fair value or total compensation	229,893	85,988	245,149	110,319	200,874	110,578	174,830	74,642	254,468	71,954
Compensation Actually Paid	6,804,616	2,252,036	16,274,237	4,937,703	8,473,587	2,201,029	6,593,381	2,980,168	3,942,462	1,131,946

The dollar amounts reported represent CAP, as computed in accordance with SEC rules. The fair values of stock option and AOLTIP awards were determined using a Black-Scholes option-pricing model with assumptions applicable to each valuation date. The fair values of performance-based LTIP awards were determined using a Monte Carlo simulation analysis, and for awards tied to NOI goals, assume approximately target performance for NOI. The fair value of time-based LTIP awards were based on the Company’s closing stock price on each valuation date. Fair value changes for stock options, AOLTIP units and performance-based LTIP awards between valuation dates may not be aligned with stock price movement due to differences in parameters utilized in the valuation model such as a higher or lower stock price volatility. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year.

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Relationship between Company CAP and TSR

The graphs below illustrate the relationship between CAP and our TSR for the PEO (top) and Average Other NEOs (bottom) for each of the past five fiscal years. SCT total compensation is also shown for reference. Note that the FY2023 values include the grant date fair value (SCT) and the fair value as of December 31, 2023 (CAP) for the Incentive and Retention Plan awards, which were intended to replace the 2024 and 2025 annual equity awards.

CEO CAP & Total Shareholder Return
$150
$125
$100
$75
$50
$25
$-
TSR
$24.0
$20.0
$16.0
$12.0
$8.0
$4.0
$0.0
SCT Total Compensation or CAP ($ mil.)
$9.3
$3.9
$9.7
$6.6
$9.8
$8.5
$20.8
$16.3
$4.4
$6.8
$100
$68
$65
$48
$44
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
FY2023
Dec 31 2023
FY2024
Dec 31 2024
CEO SCT
CEO CAP
PGRE TSR

Average Other NEOs CAP & TSR
TSR
SCT Total Compensation or CAP ($ mil.)
150
125
100
75
50
25
0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$100
$68
$65
$48
$44
$44
$2.5
$1.1
$3.5
$3.0
$3.0
$2.2
$5.9
$4.9
$1.8
$2.3
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
FY2023
Dec 31 2023
FY2024
Dec 31 2024
Avg. Other NEOs SCT
Avg. Other NEOs CAP
PGRE TSR

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COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP, Net Loss, and NOI

The graph below illustrates the relationship between the CAP values for the PEO and Average Other NEOs and our Net Income (Loss) and NOI. Net Income (Loss) is not used as a metric in our annual or long-term incentive plans, and NOI is used in our long-term incentive plan. Note that the FY2023 CAP values include the fair value as of December 31, 2023 for the Incentive and Retention Plan awards, which were intended to replace the 2024 and 2025 annual equity awards.

Relationship between the Company’s TSR and Peer Group TSR

The graph below illustrates the relationship between our five-year cumulative TSR and that of the MSCI US REIT/Office REIT Index, which is the “Peer Group” used in the pay-versus-performance table above.

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COMPENSATION OF EXECUTIVE OFFICERS

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. We typically grant annual equity awards (including AOLTIP units issued pursuant to our annual Bonus Exchange Program) to our executive officers in January or February of each year, with the dates for the committee meetings to approve these annual awards set in advance on a fairly consistent schedule each year. The timing of any non-routine equity grants to executive officers, including new hires and entry into new employment agreements, are typically tied to the event giving rise to the award. As a result, the grant of equity awards is decided upon independently of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of our stock options or AOLTIP units. However, the timing of our grants may ultimately fall in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report. During fiscal year 2024, we did not grant equity awards to our NEOs during any such periods.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2025, with respect to:

●	each of our directors;
●	each of our NEOs;
●	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and
●	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2025, are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2025, there were 219,230,478 shares of our common stock outstanding and 18,820,119 units of our operating partnership outstanding, consisting of 11,430,360 common operating partnership units and 7,389,759 T-LTIP and P-LTIP units (excluding 2,614,214 unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,558,950	15.3%	33,876,333	14.2%
BlackRock(4)	30,665,348	14.0%	30,665,348	12.9%
The Vanguard Group(5)	25,584,146	11.7%	25,584,146	10.7%
Alexander Otto(6)	14,145,495	6.5%	14,145,495	5.9%
Katharina Otto-Bernstein(7)	12,274,852	5.6%	12,592,235	5.3%

Executive Officers and Directors
Albert Behler(8)	1,493,627	*	14,458,061	5.9%
Wilbur Paes(9)	110,000	*	2,951,270	1.2%
Peter Brindley(10)	-	*	1,782,512	*
Gage Johnson(11)	28,878	*	703,513	*
Thomas Armbrust(12)	305,503	*	305,503	*
Frederic Arndts	-	*	-	*
Martin Bussmann(13)	-	*	103,999	*
Karin Klein(14)	-	*	148,981	*
Katharina Otto-Bernstein(7)	12,274,852	5.6%	12,592,235	5.3%
Mark Patterson(15)	-	*	107,608	*
Hitoshi Saito(16)	66,507	*	66,507	*
Paula Sutter (17)	-	*	65,419	*
Greg Wright(18)	-	*	120,432	*
All directors and executive officers as a group (14 persons)(19)	14,279,367	6.5%	33,891,761	13.8%
(*)	Represents less than 1.0%
(1)	“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2025 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives), (iii) common units that may be acquired by converting outstanding AOLTIP units that are convertible within 60 days of March 1, 2025 and (iv) all common units in the operating partnership have been exchanged for shares of common stock.
(2)	As of March 1, 2025, 219,230,478 shares of common stock, 11,430,360 common units in the operating partnership and 7,389,759 LTIP units were outstanding (excluding 2,614,214 unvested P-LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) any common units which such person has the right to acquire

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

pursuant to the conversion of T-AOLTIP units convertible within 60 days of March 1, 2025 is deemed to be outstanding, (ii) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (iii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole stockholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (6) and (7), respectively. The address for AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on January 23, 2024 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 28,667,396 shares and sole dispositive power with respect to 30,665,348 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group reported that they did not have any shares with sole voting power and reported shared voting power with respect to 278,969 shares, sole dispositive power with respect to 25,134,699 shares and shared dispositive power with respect to 449,447 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pa 19355.
(6)	Based on information provided on a Form 4 filed with the SEC on November 27, 2019 by Alexander Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto and AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(7)	Based in part on information provided on Form 4s filed with the SEC by Katharina Otto-Bernstein on November 27, 2019, March 13, 2020, May 19, 2020, August 2, 2022, May 22, 2023, and May 20, 2024. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(8)	Includes 845,315 shares of common stock underlying exercisable stock options and 6,500 shares which are owned solely by Mr. Behler’s spouse. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,560,775 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler), 1,817,052 LTIP units (of which 1,274,075 T-LTIP units are subject to vesting) and 4,586,607 common units underlying convertible T-AOLTIP units.
(9)	Includes 100,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 912,354 common units, 1,073,973 LTIP units (of which 857,712 T-LTIP units are subject to vesting), and 854,943 common units underlying convertible T-AOLTIP units.
(10)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 473,450 common units, 866,183 LTIP units (of which 656,073 LTIP units are subject to vesting) and 442,879 common units underlying convertible AOLTIP units.
(11)	Includes 21,378 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 276,268 common units, 255,098 LTIP units (of which 168,683 LTIP units are subject to vesting) and 143,269 common units underlying convertible AOLTIP units.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(12)	Includes 25,000 shares of restricted stock, which are subject to vesting.
(13)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 T-LTIP units, which are subject to vesting.
(14)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 T-LTIP units, which are subject to vesting.
(15)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 T-LTIP units, which are subject to vesting.
(16)	Includes 25,000 shares of restricted stock, which are subject to vesting.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 T-LTIP units, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,000 T-LTIP units, which are subject to vesting.
(19)	Includes 966,693 shares of common stock underlying exercisable stock options and 50,000 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 8,736,223 common units, 4,756,086 LTIP units (of which 3,311,373 T-LTIP units are subject to vesting) and 6,120,085 common units underlying convertible T-AOLTIP units.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2022 annual meeting of stockholders which was held on May 12, 2022, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year consistent with the most recent advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote “FOR” this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2025 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by the Deloitte Entities for professional services rendered to us for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees	$ 1,238,000	$ 1,092,000
Audit-Related Fees	1,547,000	1,624,000
Tax Fees	1,332,000	1,162,000
All Other Fees	50,000	160,000
Total	$ 4,167,000	$ 4,038,000

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services provided by Deloitte Entities for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte Entities of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2024;
2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by our Audit Committee

Paula Sutter (Chairwoman)

Karin Klein

Mark Patterson

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

HT Consulting GmbH

We have engaged HT Consulting GmbH (formerly Hamburg Trust Consulting HTC GmbH) (“HTC”), a licensed broker in Germany, to supervise selling efforts for our joint ventures and private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for all costs incurred plus a mark-up of 10%. HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We incurred $462,000 for fees and expense reimbursements due to HTC for the services it provided during 2024.

Aircraft Services

Mr. Behler owns 50% of a private aviation company, in addition to owning a private aircraft that is managed by third-party aviation management companies. From time to time, Mr. Behler utilizes aircraft sourced from his private aviation company and his private aircraft for business travel. We incurred costs aggregating $1,667,000 for the year ended December 31, 2024, related to the charter by Mr. Behler of such aircraft for business purposes.

Weingut Karthauserhof KG

Mr. Behler owns 100% of Weingut Karthauserhof KG (“Karthauserhof”), a winery in Germany. Mr. Behler authorizes the purchases of Karthauserhof wines for gifts and company events. We paid $12,000, for the year ended December 31, 2024 relating to these purchases.

Kramer Design Services

We have entered into an agreement with Kramer Design Services (“Kramer Design”) to develop branding and signage for the Paramount Club, our amenity center at 1301 Avenue of the Americas. Kramer Design is 100% owned by the spouse of Mr. Behler. During the year ended December 31, 2024, we paid $42,000 in connection with services rendered by Kramer Design pursuant to this agreement. In addition, Kramer Design was retained by one of our consultants to perform other services relating to the Paramount Club for which Kramer Design was paid $36,000 for the year ended December 31, 2024.

In February 2025, we entered into new agreements with Kramer Design to provide additional branding and design services relating to certain of our properties in San Francisco for an aggregate cost of $220,000 excluding expenses.

Mannheim Lease

Dr. Martin Bussmann (a member of our Board) was, through mid-December 2022, also a trustee and a director of Mannheim Trust, a subsidiary of which, Mannheim LLC, leases space at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. In December 2022, the parties agreed that Mannheim LLC would lease 3,127 square feet for a term of two years and two months commencing on May 1, 2023 and ending on June 30, 2025, at an annual rate for base rent of $76.00 per square foot, with two months of free rent and no tenant improvements allowance or landlord work other than cleaning and repainting. In November 2024, the joint venture extended the lease for an additional fourteen months at an annual base rent of $76.00 per square foot, with two months of free rent. The Mannheim Trust is for the benefit of Dr. Bussmann’s children. For the year ended December 31, 2024, we recognized $119,000 for our share of rental income from this lease.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

1633 Broadway and 1325 Avenue of the Americas Leases

Our predecessor leased 3,330 square feet of space in 1633 Broadway to ParkProperty at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. In December 2022, upon expiration of this lease, the Company and ParkProperty entered into a lease of approximately 4,233 square feet of office space at 1325 Avenue of the Americas for a five year term commencing on December 1, 2022 and ending on November 30, 2027, at an initial fixed rate of $65.00 per square foot with seven months of free rent and no tenant improvement allowance, with the rental rate to be adjusted at market during any renewal term. For the year ended December 31, 2024, we recognized $283,000 of rental income pursuant to this lease.

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2024, we received fees of $695,000 pursuant to these agreements, including $481,000 from the agreement relating to property management, construction and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

Waiver of Ownership Limit

Our charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or in excess of 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with our initial public offering, we granted a waiver from this ownership limit to the Otto family which was initially at 22.0% of our outstanding common stock in the aggregate and which as of March 18, 2019 was at 17.47% of our outstanding common stock in the aggregate. In connection with the amendment and restatement of our charter approved at our 2019 annual meeting of stockholders, our Board approved an amendment of the Otto family waiver to increase the ownership limit from 17.47% to 21.0%.

Review and Approval of Future Transactions with Related Persons

The Company has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, and other screening and approval procedures for the review, approval or ratification of any related person transaction. These policies and procedures provide that all related person transactions must be reviewed and approved by a majority of the independent and disinterested directors on our Board reasonably in advance of us or any of our subsidiaries entering into the transaction or ratified as appropriate. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy and the implementing procedures were followed for all of the applicable related person transactions described above for which there was new activity during the 2024 fiscal year.

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OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Director Nominations for Inclusion in our 2026 Proxy Materials (Proxy Access)

The proxy access provision of our bylaws permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Assuming that our 2026 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, we must receive your notice of a proxy access nomination for the 2026 annual meeting no earlier than November 4, 2025, and no later than 5:00 p.m., New York time, on December 4, 2025.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 annual meeting must submit their proposals to our Corporate Secretary on or before December 4, 2025.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors, including providing the information required by Rule 14a-19 under the Exchange Act, or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

●	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
●	not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2026 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2026 annual meeting no earlier than November 4, 2025 and no later than 5:00 p.m., New York time, on December 4, 2025.

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OTHER MATTERS

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow time to be escorted from the lobby level of the venue to the meeting room on the lower level of the venue, and for the Inspector of Elections or his designee to check your credentials before entry to the meeting room. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves its right to not seat any stockholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting with social distancing protocols and local health laws to be followed.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Meeting Contingency Plans

Since becoming a public company, our intention has always been to hold our annual meetings in person. In the event it is not possible, or we deem it inadvisable to hold the annual meeting in person or at the originally scheduled time and location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

Please monitor our website at www.pgre.com for updated information. If we decide to hold the meeting solely by means of remote communication, you will be able to attend our annual meeting through a link at this location on our website using your control number, which is included in the proxy card sent to you or, if you are a beneficial owner who did not receive such number, may be obtained upon request to the broker, bank, or other nominee that holds your shares. As always, we strongly encourage you to vote your shares by proxy prior to the annual meeting.

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OTHER MATTERS

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

April 3, 2025

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PARAMOUNT GROUP, INC. V69739-P29925 1a. Albert Behler 1b. Frederic Arndts 1c. Martin Bussmann 1d. Karin Klein 1e. Mark Patterson 1f. Hitoshi Saito 1g. Paula Sutter 1h. Greg Wright For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2025 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2025 Annual Meeting. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR all nominees listed: 3. Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board of Directors recommends you vote FOR the following proposal: 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V69740-P29925 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet. PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 15, 2025 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 25, 2025, at the Annual Meeting of Stockholders to be held at 10:30 a.m., ET on May 15, 2025, at 1301 Avenue of the Americas, New York, NY, and any adjournment or postponement thereof. Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This proxy will remain valid regardless of any such changes. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director, "For" the approval, on a non-binding advisory basis, of our named executive officer compensation, and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Continued and to be signed on reverse side